Exhibit 4.2

Execution Version

HENRY SCHEIN, INC.

NEW YORK LIFE INSURANCE COMPANY

3.79% SERIES A SENIOR NOTES DUE SEPTEMBER 2, 2020

3.09% SERIES B SENIOR NOTES DUE JANUARY 20, 2022

3.19% SERIES C SENIOR NOTES DUE JUNE 2, 2021

3.52% SERIES D SENIOR NOTES DUE SEPTEMBER 15, 2029

$300,000,000

SECOND AMENDED AND RESTATED MASTER NOTE FACILITY

Dated June 29, 2018

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SCHEDULE A	—	DEFINED TERMS

SCHEDULE B	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE 10.2	—	Existing Liens

SCHEDULE 10.3	—	Existing Indebtedness

SCHEDULE 10.8	—	Existing Restrictive Agreements

EXHIBIT A	—	EXHIBIT A-1 – Form of Series A Note
EXHIBIT A-2 – Form of Series B Note
EXHIBIT A-3 – Form of Series C Note
EXHIBIT A-4 – Form of Series D Note
EXHIBIT A-5 – Form of Shelf Note

EXHIBIT B	—	Form of Request for Purchase

EXHIBIT C	—	Form of Confirmation of Acceptance

EXHIBIT D	—	Form of Opinion of Special Counsel for the Company

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HENRY SCHEIN, INC.

135 DURYEA ROAD

MELVILLE, NEW YORK 17747

June 29, 2018

NYL Investors LLC (as successor in

interest to New York Life Investment

Management LLC) and each other New

York Life Affiliate that is or becomes

party hereto

51 Madison Avenue, 2nd Floor

New York, New York 10010

Ladies and Gentlemen:

Henry Schein, Inc. a Delaware corporation (the “Company”), agrees with NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), a Delaware limited liability company (“New York Life”) and each New York Life Affiliate (as defined herein) which becomes bound by this Agreement as provided herein (each, a “Purchaser” and, collectively, the “Purchasers”) as follows. Certain capitalized and other terms used in this Agreement are defined in Schedule A; references to a “Schedule” or an “Exhibit” are to a Schedule or an Exhibit attached to this Agreement unless otherwise specified, and references to any time of day are to New York City local time unless otherwise specified.

SECTION 1. BACKGROUND; AUTHORIZATION OF NOTES.

Section 1.1. Background. The Company, New York Life and certain New York Life Affiliates as Purchasers of the Original Notes (the “Original Purchasers”) are currently parties to that certain Amended and Restated Master Note Facility, dated September 15, 2017 (as amended prior to the date hereof, the “Existing Master Note Facility”), pursuant to which, inter alia, (a) the Company issued and sold to the Series A Purchasers, and the Series A Purchasers purchased from the Company, the Company’s 3.79% Series A Senior Notes due September 2, 2020, in the original aggregate principal amount of $50,000,000 (the “Original Series A Notes”), (b) the Company issued and sold to the Series B Purchasers, and the Series B Purchasers purchased from the Company, the Company’s 3.09% Series B Senior Notes due January 20, 2022, in the original aggregate principal amount of $50,000,000 (the “Original Series B Notes”), (c) the Company issued and sold to the Series C Purchasers, and the Series C Purchasers purchased from the Company, the Company’s 3.19% Series C Senior Notes due June 2, 2021, in the original aggregate principal amount of $50,000,000 (the “Original Series C Notes”), and (d) the Company issued and sold to the Series D Purchasers, and the Series D Purchasers purchased from the Company, the Company’s 3.52% Series D Senior Notes due September 15, 2029, in the original aggregate principal amount of $100,000,000, in the form of Exhibit A-4 hereto (the “Series D Notes” and, together with the Original Series A Notes, the Original Series B Notes and the Original Series C Notes, collectively, the “Original Notes”).

Section 1.2. Amendment and Restatement of Existing Master Note Facility.

(a) Effective upon the Restatement Date and subject to the satisfaction of the conditions precedent in Section 4, the parties hereto hereby agree that this Agreement shall, and hereby does, amend, restate and replace in its entirety the Existing Master Note Facility which, as so amended and restated by this Agreement, continues in full force and effect without rescission or novation thereof. The parties hereto hereby acknowledge and agree that the amendments to the Existing Master Note Facility set forth herein could have been effected through an agreement or instrument amending such agreement, and for convenience, the parties hereto have agreed to restate the terms and provisions of the Existing Master Note Facility, as amended hereby, pursuant to this Agreement. Effective upon the Restatement Date, the Existing Master Note Facility will no longer have any notes outstanding (all of the Notes being outstanding under this Agreement effective on such date).

(b) Notwithstanding the foregoing, the representations and warranties of the Company set forth in Section 5 of the Existing Master Note Facility shall be deemed to survive the amendment and restatement of the Existing Master Note Facility, and the representations and warranties of the Company set forth in Section 5 of this Agreement shall be deemed to be additional representations and warranties of the Company made as of the date of this Agreement. Further, the representations and warranties of the Original Purchasers set forth in Section 6 of the Existing Master Note Facility shall be deemed to survive the amendment and restatement of the Existing Master Note Facility.

Section 1.3. Amendment and Restatement of Original Notes.

(a) Pursuant to the Existing Master Note Facility, the Company agreed and consented to the amendment and restatement in their entirety of the Original Series A Notes, effective as of the Original Restatement Date, on the terms set forth in this Section 1.3(a). Each Original Series A Note was thereby and was deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit A-1 (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series A Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Original Series A Note remained the same; provided, however, at the request of any Series A Purchaser, the Company shall execute and deliver a new Series A Note or Series A Notes in the form of such Exhibit A-1 in exchange for its Original Series A Note, registered in the name of such holder, in the aggregate principal amount of the Series A Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series A Notes or dated the date of such holder’s Original Series A Notes if no interest shall have been paid thereon.

(b) Pursuant to the Existing Master Note Facility, the Company agreed and consented to the amendment and restatement in their entirety of the Original Series B Notes, effective as of the Original Restatement Date, on the terms set forth in this Section 1.3(b). Each Original Series B Note was thereby and was deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit A-2 (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series B Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Original Series B Note remained the same; provided, however, at the request of any Series B Purchaser, the Company shall execute and deliver a new Series B Note or Series B Notes in the form of such Exhibit A-2 in exchange for its Original Series B Note, registered in the name of such holder, in the aggregate principal amount of the Series B Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series B Notes or dated the date of such holder’s Original Series B Notes if no interest shall have been paid thereon.

(c) Pursuant to the Existing Master Note Facility, the Company agreed and consented to the amendment and restatement in their entirety of the Original Series C Notes, effective as of the Original Restatement Date, on the terms set forth in this Section 1.3(c). Each Original Series C Note was thereby and was deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit A-3 (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series C Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Original Series C Note remained the same; provided, however, at the request of any Series C Purchaser, the Company shall execute and deliver a new Series C Note or Series C Notes in the form of such Exhibit A-3 in exchange for its Original Series C Note, registered in the name of such holder, in the aggregate principal amount of the Series C Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series C Notes or dated the date of such holder’s Original Series C Notes if no interest shall have been paid thereon.

Section 1.4. Authorization. The Company may, from time to time and in accordance with the terms of this Agreement, authorize the issue of senior promissory notes (the “Shelf Notes”) in an aggregate outstanding principal amount, when taken together with the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes, not to exceed $300,000,000 (or the Dollar Equivalent in other Available Currencies) at any time, each to be dated the date of its issue, bearing interest on the unpaid balance from the date of original issuance at the rate per annum and in the Available Currency as provided by the terms of this Agreement, to mature no more than 15 years after the date of original issuance and to have an average life of no more than 12 years after the date of original issuance. Each Shelf Note will also be subject to the other terms of that Note as described in the Confirmation of Acceptance for the Note delivered pursuant to Section 2.6. Each Shelf Note will be substantially in the form attached as Exhibit A-5. The term “Note” and “Notes” as used in this Agreement includes the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any Note pursuant to any such provision. Notes that have (a) the same final maturity, (b) the same principal prepayment dates, (c) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (d) the same interest rate, (e) the same interest payment periods, (f) the same currency specification, and (g) the same date of issuance (which, in the case of a Note issued in exchange for another Note, is deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are a “Series” of Notes.

Section 2. Note Facility.

Section 2.1. Facility. New York Life is willing to consider from time to time, in its sole discretion and within limits that may be authorized for purchase by New York Life and New York Life Affiliates, the purchase of Notes pursuant to this Agreement. The willingness of New York Life to consider such purchase of Notes is the “Facility.” NOTWITHSTANDING THE WILLINGNESS OF NEW YORK LIFE TO CONSIDER PURCHASES OF NOTES BY NEW YORK LIFE OR NEW YORK LIFE AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER NEW YORK LIFE NOR ANY NEW YORK LIFE AFFILIATE WILL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR, EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2, TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY IS NOT TO BE CONSTRUED AS A COMMITMENT BY NEW YORK LIFE OR ANY NEW YORK LIFE AFFILIATE.

Section 2.2. Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of:

(a) September 15, 2020 (or if such day is not a Business Day, the Business Day next preceding such day);

(b) the thirtieth day after New York Life gives to the Company, or the Company gives to New York Life, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day);

(c) the Closing Date after which there is no Available Facility Amount;

(d) the termination of the Facility under Section 12.1 of this Agreement; and

(e) the acceleration of any Note under Section 12.1 of this Agreement.

The period during which Notes may be issued and sold pursuant to this Agreement is the “Issuance Period.”

Section 2.3. Periodic Spread Information. On any Business Day during the Issuance Period and when an Available Facility Amount exists, the Company may request by e-mail or telephone to New York Life, and New York Life will, to the extent reasonably practicable, provide to the Company on that Business Day (if such request is received not later than 9:30 A.M.) or on the following Business Day (if such request is received after 9:30 A.M.) information by e-mail or telephone with respect to various spreads at which New York Life Affiliates might be interested in purchasing Notes of different average lives. The Company, however, will not make such a request more frequently than once in every Business Day or such other period as mutually agreed to by the Company and New York Life. The amount and content of information to be provided is in the sole discretion of New York Life, but it is the intent of New York Life to provide information that will be of use to the Company in determining whether to submit a Request for Purchase under Section 2.4. The delivery of the information requested is not an offer to purchase Notes, and neither New York Life nor any New York Life Affiliate is obligated to purchase Notes at the spreads specified. New York Life may suspend or terminate providing information pursuant to this Section 2.3 for any reason in its sole discretion, including its determination that the credit quality of the Company has declined since the date of this Agreement.

Section 2.4. Request for Purchase. The Company may, from time to time during the Issuance Period, make requests for purchases of Notes (each request is called a “Request for Purchase”). Each Request for Purchase will be made to New York Life by e-mail or overnight delivery service, and must:

(a) specify the currency (which shall be an Available Currency) of the Notes covered thereby;

(b) specify the aggregate principal amount of Notes covered by the Request for Purchase, in an amount not less than $20,000,000 (or its equivalent in another Available Currency) and not greater than the Available Facility Amount at the time the Request for Purchase is made;

(c) specify the principal amounts, final maturities (which are no more than 15 years from the date of issuance), average life (which is no more than 12 years from the date of issuance) and principal prepayment dates (if any) of the Notes covered by the Request for Purchase;

(d) specify whether interest payments on such Notes are to be made quarterly or semi-annually in arrears;

(e) specify the use or uses of proceeds of such Notes;

(f) specify the proposed Closing Date for such Notes, which will be a Business Day during the Issuance Period not less than 10 days and not more than 20 days (or as otherwise agreed) after the making of that Request for Purchase;

(g) attach replacement Schedule 5.11 of this Agreement (the “Updated Schedule”), to the extent the Company proposes a change to the then existing Schedule 5.11, marked to show changes from such Schedule 5.11,

(h) certify that after giving effect to the replacement of Schedule 5.11 with the Updated Schedule, the representation and warranties contained in Section 5 are true in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Default or Event of Default; and

(i) be substantially in the form of the attached Exhibit B.

Each Request for Purchase must be in writing and will be deemed made when received by New York Life.

Section 2.5. Spread Quotes. Not later than five Business Days after New York Life receives a Request for Purchase pursuant to Section 2.4, New York Life may, but is under no obligation to, provide to the Company by telephone or e-mail, in each case between 9:30 A.M. and 1:30 P.M. (or such later time as New York Life may elect) quotes for interest rate spreads for the several currencies, principal amounts, maturities, principal prepayment schedules, and interest payment periods (whether quarterly or semi-annually) of Notes specified in that Request for Purchase. Each quote will represent the interest rate spread per annum at which a New York Life Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof, over the yield to maturity (a) in the case of Notes to be denominated in Dollars, on the on-the-run U.S. treasury security with a maturity corresponding to the average life of such Notes or in the absence of a single such U.S. treasury security, over the linearly interpolated yield to maturity on two such U.S. treasury securities with maturities on either side of the average life of such Notes, and (b) in the case of Notes to be denominated in an Available Currency other than Dollars, on the relevant government security with a maturity corresponding to the average life of such Notes or in the absence of a single such security, over the linearly interpolated yield to maturity on two such securities with maturities on either side of the average life of such Notes.

Section 2.6. Acceptance. By 11 a.m. on next Business Day after New York Life provides interest rate spread quotes pursuant to Section 2.5 or such shorter period as New York Life may specify to the Company (such period, the “Acceptance Window”), the Company may, subject to Section 2.7, elect to accept those quotes as to not less than $20,000,000 (or its equivalent in another Available Currency) aggregate principal amount of the Notes specified in the related Request for Purchase. Each election must be made by a Responsible Officer of the Company, notifying New York Life by telephone or e-mail within the Acceptance Window that the Company elects to accept a spread quote, specifying the Notes (each such Note being an “Accepted Note”) as to which such acceptance (the “Acceptance”) relates. By the close of business on the day of such Acceptance or as mutually agreed between such parties, the Company and New York Life shall agree (and shall each be required to agree based on customary interest rate determination practices) on the interest rate for the Accepted Notes based on such spread quote. The day an interest rate is agreed with respect to Accepted Notes is the “Acceptance Day” for such Accepted Notes. Any quotes as to which New York Life does not receive an Acceptance within the Acceptance Window or which do not result in an agreement as to an interest rate will expire, and no purchase or sale of Notes will be made based on those expired quotes. Subject to Section 2.7 and the other terms and conditions of this Agreement with respect to the applicable Closing Date, the Company will sell to New York Life or a New York Life Affiliate, and New York Life or a New York Life Affiliate will purchase the Accepted Notes at 100% of the principal amount of those Accepted Notes, which purchase price shall be paid in the Available Currency in which such Notes are denominated. Within three Business Days following the Acceptance Day, New York Life will deliver to the Company a duly completed and executed confirmation of the Acceptance substantially in the form of Exhibit C (the “Confirmation of Acceptance”). If the Company does not execute and deliver such Confirmation of Acceptance within four Business Days following the Acceptance Day, New York Life or any New York Life Affiliate may, at its election, cancel the purchase and sale with respect to those Accepted Notes by notifying the Company in writing.

Section 2.7. Market Disruption. Notwithstanding any other provision of this Agreement, if New York Life provides quotes pursuant to Section 2.5, and a Market Disruption occurs prior to agreement of the interest rate for Accepted Notes in accordance with Section 2.6, then such quotes will expire, and no purchase or sale of Notes will be made (or be required to be made) based on those expired quotes. If after the occurrence of any such Market Disruption the Company notifies New York Life of the Acceptance of such quotes, such Acceptance will be ineffective for all purposes of this Agreement, and New York Life will promptly notify the Company that the provisions of this Section 2.7 are applicable with respect to such Acceptance. “Market Disruption” means the occurrence of any of the following: (a) (i) the domestic market for U.S. Treasury securities has closed or (ii) a general suspension, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or (b) in the case of Notes to be denominated in an Available Currency other than Dollars, the markets for the relevant government securities (which in the case of the Euro, shall be the German Bund) or the Euro Mid-Swap or the spot and forward currency market, the financial futures market or the interest rate swap market shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading.

SECTION 3. CLOSINGS.

Section 3.1. Facility Closings. Not later than 11:30 A.M. on the Closing Date for any Accepted Notes, the Company will deliver to each Purchaser the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request in writing. The Accepted Notes will be dated the Closing Date and registered in the Purchaser’s name (or in the name of its designated nominee or nominees, if any), delivered against payment of the purchase price thereof by transfer of immediately available funds in the Available Currency for such Notes. If the Company fails to tender an Accepted Note prior to 11:30 A.M. on the scheduled Closing Date for those Accepted Notes or on such other Business Day thereafter during the Issuance Period as may be agreed upon by the Company and New York Life or any of the conditions specified in Section 4 are not fulfilled by such time, New York Life and each Purchaser may cancel such purchase and sale, without waiving any rights that New York Life or such Purchaser may have by reason of such failure or non-fulfillment, including any right pursuant to Section 15.1 to require payment of reasonable, documented and invoiced transaction expenses by the Company. The Restatement Closing and each Shelf Closing are hereafter sometimes each referred to as a “Closing.”

Section 3.2. Facility Fee. On the date of this Agreement, the Company will pay to New York Life in immediately available funds a mutually agreed upon fee (the “Facility Fee”).

Section 3.3. Updates to Schedules. Upon the issuance of any Series of Notes, any Updated Schedule attached to the Request for Purchase for such Series of Notes shall be deemed to replace automatically the then existing corresponding Schedules to this Agreement in their entirety.

SECTION 4. CONDITIONS TO CLOSING.

The obligations of New York Life and the Original Purchasers to enter into this Agreement to amend and restate the Existing Master Note Facility and to make the Facility available to the Company is subject to the satisfaction, on or before the Restatement Date, of the conditions set forth in this Section 4 (other than the conditions set forth in Sections 4.3(b), 4.4, 4.5, 4.7, 4.9, 4.10, 4.12, 4.13 and 4.14(a), (b), (d) and (e)). Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at any Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at such Closing, of the conditions set forth in this Section 4 (other than, with respect to any Closing other than the Restatement Closing, Section 4.11).

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement, after giving effect to the replacement of Schedule 5.11, if any, with the Updated Schedule attached to the Request for Purchase for such Notes, shall be correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) when made and at the time of such Closing, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects as applicable) as of such earlier date and (ii) with respect to Section 5.6, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, provided that, in the case of any Shelf Closing, such Form 10-Q or Form 10-K, as applicable, was filed at least five (5) Business Days prior to the execution of the Request for Purchase and Confirmation of Acceptance in connection with such Shelf Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and, after giving effect to the issue and sale of the Notes (in the case of any Closing other than the Restatement Closing) to be purchased (and the application of the proceeds thereof as contemplated by the related Request for Purchase), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto, incumbency of applicable officers and other corporate proceedings relating to the authorization, execution and delivery of related Notes.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the Closing Date (a) from Proskauer Rose LLP (or successor counsel), special counsel for the Company, covering the matters set forth in Exhibit D and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from King & Spalding LLP (or successor counsel), the Purchasers’ special counsel in connection with such transactions, in a form acceptable to the Purchasers and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the Closing Date such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, and (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System).

Section 4.6. Payment of Fees and Expenses. Without limiting the provisions of Section 15.1, the Company shall have paid to New York Life and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing all reasonable, documented and invoiced fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

Section 4.7. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes to be purchased.

Section 4.8. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, except to the extent permitted under Section 10.4, at any time following the date of the most recent financial statements referred to in Section 5.1.

Section 4.9. Funding Instructions. At least two Business Days prior to the Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.10. Other Conditions. Any special conditions to such purchase which may be specified by New York Life and agreed to by the Company at or prior to the time of the Confirmation of Acceptance, such as repayment of existing Indebtedness, shall have been fulfilled.

Section 4.11. Amendment and Restatement of Other Shelf Agreements. New York Life and each Original Purchaser shall have received executed copies of the Prudential Shelf Agreement and the MetLife Note Agreement, in each case, in form and substance satisfactory to New York Life and such Original Purchaser.

Section 4.12. Financial Statements. Such Purchaser shall have received financial statements of the type described in Section 7.1(a) and (b) for all periods ending after December 31, 2017 and prior to the 90th day preceding the Closing Date.

Section 4.13. Proceedings. All corporate or similar authorizations by the Company and each Guarantor required for the issuance, purchase and sale of the Notes by the Company and for the execution, delivery and performance of all documents and instruments required to consummate such transactions shall be reasonably satisfactory to such Purchaser and its special counsel.

Section 4.14. Closing Documents. Such Purchaser shall have received the following, each dated the Closing Date and in form and substance reasonably satisfactory to such Purchaser:

(a) In the case of any Closing (other than the Restatement Closing), contemporaneously the Note(s) to be purchased by such Purchaser, duly executed by an Responsible Officer of the Company.

(b) A good standing certificate for the Company from the Secretary of State of Delaware, and from each Guarantor from the Secretary of State of the state of its organization, in each case dated of a recent date and such other evidence of the status of the Company as the Purchaser may reasonably request.

(c) Duly executed counterparts to a Guaranty Agreement, or a reaffirmation of the Guaranty Agreement previously executed by such Subsidiary, in a form acceptable to such Purchaser from each Subsidiary of the Company that is either (x) a guarantor of the obligations of the Company or any Subsidiary under a Principal Debt Facility, (y) a borrower or other obligor under a Principal Debt Facility or (z) a guarantor of other Notes.

(d) Such documents and certifications as the Purchasers may reasonably require at least 3 Business Days prior to the Closing Date to evidence that the Company and each Guarantor is duly organized or formed.

(e) All such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser’s special counsel may reasonably request at least 3 Business Days in advance of the Closing Date.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Financial Condition.

(a) The consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at December 26, 2015, December 31, 2016 and December 31, 2017, respectively, and the related consolidated and consolidating statements of operations and of cash flows for the fiscal years ended on such dates, reported on by BDO Seidman, LLP, copies of which have heretofore been furnished to each Purchaser, present fairly, in all material respects, the consolidated and consolidating financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated and consolidating results of their operations and of their cash flows for the fiscal years then ended. All such financial statements, including the related schedules and notes thereto, were, as of the date prepared, prepared in accordance with GAAP applied consistently throughout the periods involved (except as otherwise expressly noted therein, and show all material Indebtedness and other liabilities, direct or contingent, of the Company and each of its Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and Indebtedness. Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheets referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or material forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

(b) As of the date hereof, there are no liabilities or obligations of the Company or any of its Subsidiaries, whether direct or indirect, absolute or contingent, or matured or unmatured, other than (i) as disclosed or provided for in the financial statements and notes thereto which are referred to above, (ii) which are disclosed elsewhere in this Agreement or in the Schedules hereto, (iii) arising in the ordinary course of business since December 31, 2017, (iv) created by this Agreement or (v) liabilities or obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the written information, exhibits and reports furnished by the Company to the Purchasers in connection with the negotiation of this Agreement, taken as a whole, are complete and correct in all material respects.

Section 5.2. No Material Adverse Change. Since December 31, 2017, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.3. Organization; Powers. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite corporate or other applicable power and authority, and the legal right (in all material respects), to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) where legally applicable, is duly qualified as a foreign corporation or other applicable entity and in good standing (or equivalent status) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law (provided that no representation or warranty is made in this subsection 5.3(d) with respect to Requirements of Law referred to in subsections 5.8, 5.10, 5.14 or 5.15), except to the extent that the failure of the foregoing clauses (a) (only with respect to Subsidiaries of the Company which are not Guarantors), (c) and (d) to be true and correct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4. Authorization; Enforceability. Each of the Company and its Subsidiaries has the requisite corporate or other applicable power and authority, and the legal right in all material respects, to make, deliver and perform the Note Documents to which it is a party, if any, and in the case of the Company, to issue the Notes hereunder and has taken all necessary corporate action to authorize (in the case of the Company) the issuance of the Notes on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Note Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required with respect to the Company or any of its Subsidiaries in connection with the issuance of the Notes hereunder or with the execution, delivery, performance, validity or enforceability of the Note Documents to which the Company or any Guarantor (if any) is a party except for such consents, authorizations, filings, notices or other acts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. This Agreement and each other Note Document to which the Company or any Guarantor (if any) is, or is to become, a party has been or will be, duly executed and delivered on behalf of the Company or such Guarantor (if any). This Agreement and each other Note Document to which the Company or any Guarantor (if any) is, or is to become, a party constitutes or, upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company or such Guarantor (if any), as the case may be, enforceable against the Company or such Guarantor (if any), as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 5.5. No Conflicts. The execution, delivery and performance of the Note Documents, the issuance of the Notes, the guarantees of the Notes and the use of proceeds thereof (i) will not violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries, except for such violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.6. No Material Litigation. No litigation, investigations or proceedings of or before any arbitrator or Governmental Authority are pending or, to the knowledge of the Company, threatened in writing by or against the Company or any of its Subsidiaries or against any of its or their respective properties (a) with respect to any of the Note Documents or any of the transactions contemplated hereby or thereby, or (b) as to which (x) there is a reasonable likelihood of an adverse determination and (y) that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect.

Section 5.7. Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.8. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Federal, state and other material Tax returns and reports required to have been filed and has paid or caused to be paid all such Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.9. Use of Proceeds; Margin Regulations. The proceeds of the sale of the Original Notes were used as set forth in the applicable Requests for Purchase (as defined in the Existing Master Note Facility). The Company will apply the proceeds of the sale of the Shelf Notes as set forth in the Request for Purchase of such Notes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of such Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR 220). Margin stock does not constitute more than 5.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5.0% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in Regulation U.

Section 5.10. Environmental Matters.

(a) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or has actual knowledge of a potential claim that is reasonably likely to result in Environmental Liability to the Company or any of its Subsidiaries or (iii) has received written notice of any claim with respect to any Environmental Liability.

(b) Since the date of this Agreement, with respect to any Environmental Liability, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.11. Disclosure. The statements and information contained herein and in any of the information provided to the Purchasers in writing (other than financial projections) in connection with or pursuant to this Agreement, taken as a whole, do not contain any untrue statement of any material fact, or omit to state a fact necessary in order to make such statements or information not misleading in any material respect, in each case in light of the circumstances under which such statements were made or information provided as of the date so provided.

Section 5.12. Ownership of Property: Liens. Each of the Company and its Subsidiaries has good and sufficient title in fee simple to, or valid leasehold interests in, all real property necessary or occupied in the ordinary conduct of its business, except for such defects in title which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.13. Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 430 or 436 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually, or in the aggregate, Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.13(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.14. Reserved.

Section 5.15. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 5.16. Guarantors. As of the Restatement Date and after giving effect to the transactions contemplated hereby, no Subsidiary has issued or is subject to any Guarantee Obligation in respect of any Principal Debt Facility.

Section 5.17. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.18. Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Subsidiary (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Company nor any Subsidiary (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Subsidiary, directly or, to the knowledge of the Company, indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any applicable U.S. Economic Sanctions Laws or (C) otherwise in violation of any applicable U.S. Economic Sanctions Laws;

(ii) will be used, directly or, to the knowledge of the Company, indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Company has implemented and maintains in effect policies and procedures designed to ensure that the Company and each Subsidiary is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.19. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that (a) in the case of any Purchaser (other than an Original Purchaser), it is purchasing the Notes purchased by it hereunder, and (b) in the case of an Original Purchaser, it purchased the Original Notes purchased by it under the Existing Master Note Facility, in each case, for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or such pension or trust fund’s control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. At least one of the following statements was as of the date of the purchase of the applicable Original Notes an accurate representation as to each source of funds (a “Source”) used by such Original Purchaser to pay the entire purchase price of such Original Notes purchased by such Original Purchaser under the Existing Master Note Facility, and each Purchaser (other than an Original Purchaser) severally represents that at least one of the following statements is an accurate representation as to each Source to be used by such Purchaser to pay the entire purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Part V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company (as determined under Part IV(d) of the INHAM Exemption, as amended effective April 1, 2011) and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Accredited Investor. Each Purchaser severally represents that it is a “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or an “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

SECTION 7. INFORMATION AS TO COMPANY.’

The Company covenants that so long as any of the Notes are outstanding it shall:

Section 7.1. Financial Statements. Furnish to each holder of the Notes (the delivery of which shall be deemed made on the date on which such information has been posted on the Company’s website on the Internet at http://www.henryschein.com or is available on the website of the U.S. Securities and Exchange Commission at http://www.sec.gov (to the extent such information has been posted or is available)):

(a) as soon as available, but in any event within 90 days (or, to the extent the Company is a reporting company under the Securities Act of 1933, as amended, such shorter period as shall be required under the applicable rules of the Securities and Exchange Commission for the filing of its annual report on Form 10-K) after the end of each fiscal year of the Company, a copy of the audited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations and stockholders’ equity and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a qualification arising out of the scope of the audit, by BDO Seidman, LLP or any other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Holders, including an executive summary of the management letter prepared by such accountants; provided, however, that if a Default or Event of Default shall have occurred and shall be continuing, the full text of such management letter shall be provided to each holder of the Notes;

(b) as soon as available, but in any event not later than 45 days (or, to the extent the Company is a reporting company under the Securities Act of 1933, as amended, such shorter period as shall be required under the applicable rules of the Securities and Exchange Commission for the filing of its quarterly report on Form 10-Q) after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries, as at the end of each such quarter and the related unaudited consolidated and consolidating statements of operations and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods in the previous year, all certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal, recurring, year-end audit adjustments and the absence of GAAP notes thereto); and

All such financial statements shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (subject, in the case of the aforesaid quarterly financial statements, to normal, recurring, year-end audit adjustments and the absence of GAAP notes thereto).

Section 7.2. Certificates; Other Information. Furnish to each holder of Notes:

(a) simultaneously with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of the chief financial officer or treasurer of the Company, certifying that to the best of his knowledge (i) no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) the Company is in compliance with the requirements of subsections 10.1 (including reasonably detailed calculations), 10.2(p), 10.3(a), 10.3(b)(viii) and 10.5(g) (and including with respect to each such subsection, if requested, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such subsections, and the calculation of the amount, ratio or percentage then in existence), (iii) whether any Subsidiary that is not a Guarantor has executed any Guaranty with respect to any Principal Debt Facility during the relevant period and (iv) such financial statements have been prepared in accordance with GAAP (subject in the case of subsection 7.1(b) to normal, recurring, year-end adjustments and except for the absence of GAAP notes thereto);

(b) promptly, such additional financial and other information available to the Company as any holder of Notes may from time to time reasonably request; and

(c) promptly after the same are available (which shall be deemed available on the date on which such information has been posted on the Company’s website on the Internet at http://www.henryschein.com or is available on the website of the U.S. Securities and Exchange Commission at http://www.sec.gov (to the extent such information has been posted or is available)), and in any event within five (5) Business Days after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports and all registration statements which the Company or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange or state securities administration.

Section 8. Payment and Prepayment of the Notes.

Section 8.1. Required Prepayments; Maturity. Each Series of Notes will be subject to required prepayment, if any, as and to the extent set forth in the Notes of such Series.

Section 8.2. Optional Prepayments.

(a) Each Series of Notes will be subject to prepayment, in whole at any time or from time to time in part, at the option of the Company, in a minimum amount of (a) $1,000,000 or any integral multiple of $100,000 in excess thereof, in the case of Notes denominated in Dollars, (b) €1,000,000 or any integral multiple of €100,000 in excess thereof, in the case of Notes denominated in Euros, (c) £1,000,000 or any integral multiple of £100,000 in excess thereof, in the case of Notes denominated in British Pounds, and (d) A$1,000,000 or any integral multiple of A$100,000 in excess thereof, in the case of Notes denominated in Australian Dollars or, if less, the aggregate principal amount outstanding in respect of the Notes of the Series, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date, the Make-Whole Amount and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount with respect to each Note. Any partial prepayment of a Series of the Notes pursuant to this Section 8.2(a) will be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

(b) The Company will give the holder of each Note of a Series to be prepaid pursuant to this Section 8.2 irrevocable written notice of the prepayment not less than 10 Business Days prior to the prepayment date, specifying the prepayment date, the aggregate principal amount of the Notes of the Series to be prepaid on that date, the principal amount of the Notes of the Series held by the holder to be prepaid on that date and that prepayment is to be made pursuant to this Section 8.2. If proper notice has been given, the principal amount of the Notes specified in that notice, together with interest thereon to the prepayment date, the Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount will be due and payable on that prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of a Series pursuant to Section 8.1 or Section 8.2, the amount to be prepaid will be applied pro rata to all outstanding Notes of that Series according to the respective unpaid principal amounts thereof.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date, the applicable Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company by the applicable holder thereof promptly upon request and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Offer to Prepay Notes in the Event of a Change in Control.

(a) Notice of Change in Control or Control Event. The Company will promptly upon any Responsible Officer obtaining actual knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice shall have been given pursuant to clause (b) of this Section 8.6. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in clause (c) of this Section 8.6 and shall be accompanied by the certificate described in clause (f) hereof.

(b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless at least 10 Business Days prior to such action it shall have given to each holder of Notes written notice of such impending Change in Control.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by the foregoing clause (a) shall be an offer to prepay, in accordance with and subject to this Section 8.6, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). Such Proposed Prepayment Date shall be not less than 10 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 5th day after the date of such offer); provided however that the Proposed Prepayment Date shall not be later than the date of consummation of such Change in Control. Such offer to prepay shall be conditioned upon the consummation of the proposed Change in Control and if such Change of Control shall not occur, such offer to prepay shall be void and no rights or obligations shall exist with respect thereto (the “Consummation Condition”).

(d) Acceptance; Rejection. The Company shall, on or before the Business Day prior to the Proposed Prepayment Date, give renotification and confirmation thereof (by telephone or email) to each holder, which shall have designated a recipient of such notices in the applicable Confirmation of Acceptance or by notice in writing to the Company. A holder of Notes may, subject to the Consummation Condition, accept the offer to prepay made pursuant to this Section 8.6 by causing a notice of such acceptance to be delivered to the Company on or before the fifth day prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.6 on or before such date shall be deemed to constitute an acceptance of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.6 shall be at 100% of the principal amount of such Notes, together with interest accrued to the date of prepayment, plus the Make-Whole Amount and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount with respect thereto. The prepayment shall be made on the Proposed Prepayment Date, subject to the Consummation Condition.

(f) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.6 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.6; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) the estimated Make-Whole Amount due in connection with such prepayment (in each case, calculated as if the date of such certificate were the date of the prepayment), setting forth the details of such computation; (vi) that the conditions of this Section 8.6 have been fulfilled; and (vii) in reasonable detail, the nature and date of the Change in Control.

(g) Make-Whole Amount Calculation. Two Business Days prior to the Proposed Prepayment Date, the Company shall deliver to each holder of Notes to be prepaid a certificate, executed by a Responsible Officer of the Company specifying the calculation of such Make-Whole Amount as of the Proposed Prepayment Date.

Section 8.7. Prepayment in Connection with a Disposition.

(a) If the Company elects to make an offer to prepay the Notes in connection with any Disposition pursuant to Section 10.5, the Company shall give written notice of such offer to prepayment (a “Disposition Prepayment Notice”) to each holder of a Note, which Disposition Prepayment Notice shall (i) describe the facts and circumstances of such Disposition in reasonable detail, (ii) refer to this Section 8.7 and the rights of the holders of Notes hereunder, and (iii) identify a date, which shall be no more than 60 days and not less than 30 days after the date of the Disposition Prepayment Notice, on which the Company shall prepay the Pro Rata Portion of the unpaid principal amount of the Notes issued by the Company and held by such holder, together with interest thereon to the prepayment date, Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount (showing in such Disposition Prepayment Notice the amount of the prepayment, the interest and an estimate of the Make-Whole Amount which would be paid on such prepayment date (calculated as if the date of such Disposition Prepayment Notice was the date of prepayment)). Unless any holder of a Note has rejected such offer to prepay its Note in connection with such Disposition in writing by notice to the Company within 10 days after receipt of the Disposition Prepayment Notice, such holder shall be deemed to have accepted such offer to prepay the principal amount of its Note.

(b) On the prepayment date specified in the Disposition Prepayment Notice, the appropriate portion of unpaid principal amount of the Notes held by each holder of a Note (other than those holders who have rejected the offer to prepay pursuant to clause (a)), together with the accrued and unpaid interest thereon to the prepayment date, the Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount shall become due and payable.

Section 8.8. Make-Whole Amount.

(a) Make-Whole Amount with respect to Non-Swapped Notes.

“Make-Whole Amount” means, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount with respect to any Non-Swapped Note, the following terms have the following meanings:

“Applicable Percentage” means 0.50% (50 basis points).

“Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2(a), Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Non-Swapped Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Implied Rate Australian Dollar Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in Australian Dollars, the yield to maturity implied by (i) the ask-side yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXAU” on Bloomberg Financial Markets (or such other display as may replace “Page PXAU” on Bloomberg Financial Markets) for the actively traded benchmark Australian Government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields for such securities as determined by Recognized Australian Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice, and (b) interpolating linearly between (1) the actively traded benchmark Australian Government bonds with the maturity closest to and greater than the Remaining Average Life of such Called Principal, and (2) the actively traded benchmark Australian Government bonds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate British Pound Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in British Pounds, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated “Page PXUK” on Bloomberg Financial Markets (or such other display as may replace “Page PXUK” on Bloomberg Financial Markets) for actively traded gilt-edged securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized British Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded gilt-edged security with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded gilt-edged security with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate Dollar Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in Dollars, the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.

“Implied Rate Euro Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in Euros, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Recognized Australian Government Bond Market Makers” means two internationally recognized dealers of Australian Government bonds reasonably selected by New York Life.

“Recognized British Government Bond Market Makers” means two internationally recognized dealers of gilt edged securities reasonably selected by New York Life.

“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by New York Life.

“Reinvestment Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in (i) Dollars, the Applicable Percentage plus the Implied Rate Dollar Yield, (ii) Euros, the Applicable Percentage plus the Implied Rate Euro Yield, (iii) British Pounds, the

Applicable Percentage plus the Implied Rate British Pound Yield, and (iv) Australian Dollars, the Applicable Percentage plus the Implied Rate Australian Dollar Yield. The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Non-Swapped Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Non-Swapped Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.6, Section 8.7 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

(b) Make-Whole Amount with respect to Swapped Notes.

“Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value of the Swapped Note Remaining Scheduled Swap Payments with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Make-Whole Amount may in no event be less than zero. All payments of Make-Whole Amounts with respect to Swapped Notes shall be made in Dollars. For the purposes of determining the Make-Whole Amount with respect to any Swapped Note, the following terms have the following meanings:

“New Swap Agreement” means any cross-currency swap agreement (which does not qualify as a Replacement Swap Agreement) pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason. The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note. Any holder of a Swapped Note that enters into or terminates a New Swap Agreement shall within a reasonable period of time thereafter deliver to the Company (i) a schedule describing the confirmation or termination related thereto or (ii) a copy of the confirmation or termination related thereto.

“Original Swap Agreement” means, with respect to any Swapped Note, (x) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm’s length basis by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with the purchase of such Swapped Note and relates to the scheduled payments by the Company of interest and principal on such Swapped Note, under which the purchaser of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more particularly described (i) on a schedule delivered to the Company prior to Closing or (ii) in a notice provided by such Purchaser to the Company prior to Closing (each a “Swap Description”), and, in the case of the immediately preceding clause (ii), the Company hereby agrees to promptly provide written acknowledgment to such Purchaser of such Swap Description prior to Closing, (y) any Initial Swap Agreement that has been assumed (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) by a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm’s length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled partial prepayment or a partial repayment or purchase of such Swapped Note prior to its scheduled maturity. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company (i) an updated schedule describing the confirmation, assumption or termination related thereto or (ii) a copy of the confirmation, assumption or termination related thereto.

“Swap Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.

“Swapped Note” means any Note that as of the applicable Closing Date is subject to a Swap Agreement. A “Swapped Note” shall no longer be deemed a “Swapped Note” for so long as the related Swap Agreement ceases to be in force in respect thereof, unless, and until, a Replacement Swap Agreement or a New Swap Agreement is entered into with respect to such Note; provided that if there is any Note that is a Swapped Note outstanding as of the date on which either the Company has provided notice of prepayment or offer of prepayment of such Note pursuant to Section 8 or such Note has become or is declared to be immediately due and payable pursuant to Section 12.1, then such Note shall be deemed to be a Swapped Note until payment in full of the principal, interest and Make-Whole Amount (if any) and Swap Breakage Amount due with respect to such Note.

“Swapped Note Applicable Percentage” means 0.50% (50 basis points).

“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled payment date, provided that if such Swap Agreement is not an Original Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars which would have been due to the holder of such Swapped Note under the terms of the Original Swap Agreement to which such holder was a party (or if such holder was never party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled payment date.

“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.

“Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (i) the Swapped Note Applicable Percentage plus (ii) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Swapped Note Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Swapped Note Remaining Average Life. The Swapped Note Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Swapped Note.

“Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years obtained by dividing (i) such Swapped Note Called Notional Amount into (ii) the sum of the products obtained by multiplying (a) the principal component of each Swapped Note Remaining Scheduled Swap Payment with respect to such Swapped Note Called Notional Amount by (b) the number of years (computed on the basis of a 360-day year of twelve thirty day months and calculated to two decimal places) that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Swap Payment.

“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8.2, Section 8.6, Section 8.7 or Section 12.1.

“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.9 Swap Breakage.

(a) If any Swapped Note is prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1 (each a “Swap Unwind Event”), then upon any such Swap Unwind Event (i) any resulting Swap Breakage Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars no later than five Business Days after the date such holder has delivered the Swap Breakage Amount Notice with respect to such Swap Unwind Event and (ii) any resulting Swap Breakage Gain in connection therewith shall be forwarded to the Company by the holder of such Swapped Note in Dollars no later than five Business Days after the date such holder shall have received payment in full of the principal, interest and Make-Whole Amount (if any) due hereunder with respect to such Swap Unwind Event. Each holder of a Swapped Note shall be responsible for calculating its own Swap Breakage Amount in Dollars in connection with any Swap Unwind Event, and such calculations shall within a reasonable period of time thereafter be reported to the Company in writing and in reasonable detail (the “Swap Breakage Amount Notice”) and shall be binding on the Company absent demonstrable error.

(b) As used in this Section 8.9, “Swap Breakage Amount” means, with respect to the Swap Agreement associated with any Swapped Note, the amount that is received (in which case the Swap Breakage Amount shall be referred to as the “Swap Breakage Gain”) or paid (in which case the Swap Breakage Amount shall be referred to as the “Swap Breakage Loss”) by the holder of such Swapped Note in connection with a termination or amendment of its Swap Agreement resulting from a Swap Unwind Event, where:

(i) such Swap Breakage Amount shall be calculated upon the inclusion of an accelerated exchange and payment of principal amounts and associated accrued and unpaid interest, whereby in connection with and incorporated into the termination or amendment of the Swap Agreement and determination of the Swap Breakage Amount, all remaining associated principal payments otherwise scheduled through the natural duration of the Swap Agreement and associated accrued and unpaid interest shall be accelerated and made (in their respective applicable currencies) at the time of the settlement of such termination or amendment (or, in the case of a Swap Unwind Event resulting from a Swapped Note becoming or being declared to be immediately due and payable pursuant to Section 12.1, as if such remaining associated principal payments and associated accrued and unpaid interest had been accelerated and made at the time of the settlement of such termination); and

(ii) the holder of such Swapped Note shall determine such Swap Breakage Amount in good faith and in a commercially reasonable manner in accordance with customary practices for calculating such amounts under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”) pursuant to which such holder entered into such Swap Agreement and assuming for the purpose of such calculation that there are no transactions outstanding under such ISDA Master Agreement other than such Swap Agreement, provided, however, that if such holder (or its predecessor-in-interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the

Swap Breakage Amount that would have been received or paid by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and (y) the Swap Breakage Amount actually received or paid by the holder of such Swapped Note under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Conduct of Business and Maintenance of Existence. The Company will, and will cause each of its Subsidiaries to (a) preserve, and keep in full force and effect its corporate existence and good standing under the laws of its jurisdiction of organization, except as otherwise permitted hereunder or where failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (b) take all reasonable action to maintain all rights, privileges and franchises necessary in the operation or its business, except to the extent that failure to maintain such rights, privileges and franchises, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 9.2. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, and (b) all lawful claims which, if unpaid, would by law (without satisfaction of any other conditions, such as notice) become a Lien upon its property (other than Liens permitted by subsection 10.2), in each case where a failure to pay and discharge such taxes and claims could reasonably be expected to have a Material Adverse Effect.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to maintain and keep all of its material properties necessary in the operation of its business in good repair, working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 9.4. Maintenance of Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 9.5. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or any of its Subsidiaries, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 9.6. Inspection Rights Subject to Section 20, the Company will, and will cause each of its Subsidiaries to, permit representatives of each holder of Notes:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable advance notice to a Responsible Officer of the Company or such Guarantor (if any), as the case may be, to visit the principal executive office of the Company, to examine its corporate, financial and operating records, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its officers and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, all at such reasonable times during normal business hours as may be reasonably desired; provided, however, that (x) the holders of Notes shall use reasonable efforts to coordinate with each other in order to minimize the number of such inspections and discussions; and (y) with respect to access for environmental inspections, the holders of Notes shall only have the right to inspect once every twelve months unless a holder of Notes has reason to believe that a condition exists or an event has occurred which reasonably could give rise to liability under the Environmental Laws; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company and without advance notice, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts thereform, and to discuss its affairs, finances and accounts with its officers and (with the consent of the Company, which consent will not be unreasonably withheld) independent public accountants, at any time during normal business hours.

Section 9.7. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority to which each of them is subject, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 9.8. Use of Proceeds. The Company will, and will cause each of its Subsidiaries to, use the proceeds of the Notes for general corporate purposes of the Company and its Subsidiaries, including for acquisitions and refinancing of Indebtedness. No part of the proceeds of any Notes will be used, whether directly or indirectly, for any purpose that entails violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

Section 9.9. Notices. The Company will promptly give notice to each holder of Notes upon obtaining actual knowledge of:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to have a Material Adverse Effect;

(c) the following events, as soon as possible and in any event within 30 days after the Company obtains actual knowledge thereof: (i) the occurrence or reasonably expected occurrence of any ERISA Event with respect to any Plan, (ii) a failure to make any required contribution to a Plan within the period required by applicable law, (iii) the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (iv) the institution of proceedings or the taking of any other similar action by the PBGC or the Company or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, other than the termination of any Single Employer Plan that is not a distress termination pursuant to Section 4041(c) of ERISA where, with respect to any event listed above, the amount of liability the Company or any ERISA Affiliate could reasonably be expected to have a Material Adverse Effect; and

(d) any other development known to Company that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence or development referred to therein and stating what action the Company proposes to take with respect thereto.

Section 9.10. Guarantors. Simultaneously with any Subsidiary becoming, but only for so long as such Subsidiary shall be, (x) a guarantor of the obligations of the Company or any Subsidiary under a Principal Debt Facility or (y) a borrower or other obligor under a Principal Debt Facility, the Company will cause such Person to enter into a Guaranty Agreement in form and substance reasonably acceptable to the Required Holders, and thereupon such Person shall become a Guarantor hereunder for all purposes.

Section 9.11. Pari Passu Status. The Company will cause all Indebtedness owing under the Notes and under this Agreement to rank at all times at least pari passu with all other present and future unsecured Indebtedness of the Company.

Section 10. Negative Covenants. The Company covenants that so long as any of the Notes are outstanding:

Section 10.1 Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio at any time during any period of four consecutive fiscal quarters of the Company to exceed 3.25 to 1.0; provided that, to the extent the Company consummates an acquisition permitted by this Agreement for aggregate cash consideration exceeding $150,000,000 (each, a “Material Acquisition”), the Company may elect, upon written notice to New York Life and each holder of a Note that is an Institutional Investor, which notice shall be provided no later than the last Business Day of the fiscal quarter in which the relevant Material

Acquisition is consummated, to increase the maximum Consolidated Leverage Ratio permitted by this Section 10.1 to 3.75 to 1.0 for the fiscal quarter in which such Material Acquisition is consummated and the three consecutive fiscal quarters of the Company following such Material Acquisition (each, a “Four Quarter Period”) (retroactive to the first day of such Four Quarter Period), and the interest rate applicable to the Notes shall increase by 0.50% per annum during the period from (and retroactive to) the first day of such Four Quarter Period until the earlier of (i) the last day of such fiscal quarter at the end of which the Consolidated Leverage Ratio for the four fiscal quarters of the Company then ended did not exceed 3.25 to 1.0 (retroactive to such date) and (ii) the last day of such Four Quarter Period (each, a “Covenant Reset Date”) (such increase, the “Acquisition Spike”); provided further that, the maximum Consolidated Leverage Ratio may be increased to 3.75 to 1.0 for a Four Quarter Period in connection with a Material Acquisition no more than three times after the Restatement Date. For the avoidance of doubt, the Consolidated Leverage Ratio may not exceed 3.25 to 1.0 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter that ends after a Covenant Reset Date during a Four Quarter Period. If the Consolidated Leverage Ratio is increased for a Four Quarter Period pursuant to the preceding sentence, no corresponding increase in the Consolidated Leverage Ratio with respect to a subsequent Material Acquisition may occur until the completion of at least one full fiscal quarter following the last day of such Four Quarter Period.

Section 10.2 Limitations on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c) pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security legislation and deposits made in the ordinary course of business securing liability to insurance carriers under insurance or self-insurance arrangements;

(d) deposits to secure the performance of bids, trade or government contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions, building, zoning and other similar encumbrances or restrictions, utility agreements, covenants, reservations and encroachments and other similar encumbrances, or leases or subleases, incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not, in the aggregate, materially detract from the value of the properties of the Company and its Subsidiaries, taken as a whole, or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(f) Liens securing Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the principal amount of the Indebtedness secured thereby does not exceed the fair market value of the property being acquired on the date of acquisition and (iii) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, an acquisition;

(g) Liens on the assets of Receivable Subsidiaries created pursuant to any Receivables Transaction permitted pursuant to subsection 10.3(a);

(h) Liens created or arising pursuant to any Note Documents, and Liens securing other Indebtedness of the Company; provided, that the Obligations are also concurrently equally and ratably secured pursuant to documentation in form and substance reasonably satisfactory to the Required Holders (including, but not limited to, documentation such as security agreements and other necessary or desirable collateral agreements, an intercreditor agreement and opinions of independent legal counsel);

(i) Liens granted by any Subsidiary in favor of the Company;

(j) judgment Liens securing judgments and other court proceedings not constituting an Event of Default under Section 11(i);

(k) any Lien on any property of the Company or any Subsidiary existing on the Restatement Date and set forth on Schedule 10.2 or any extension, renewal or refinancing thereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary, (ii) such Lien shall secure only those obligations which it secures as of the date hereof and (iii) in the case of any extension, renewal or refinancing thereof, (x) there is no increase in the obligations so secured and (y) such Lien does not secure additional assets not subject to the Lien then being extended or renewed;

(l) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) the principal amount of Indebtedness secured by such Lien is not increased;

(m) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(n) Reserved;

(o) Liens granted by any Subsidiary of the Company that are contractual rights of set-off or netting arrangements relating to pooled deposit or sweep accounts of such Subsidiary to permit satisfaction of overdraft or similar obligations (including with respect to netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements) incurred in the ordinary course of business of such Subsidiary;

(p) Liens (not otherwise permitted hereunder) which secure obligations or Indebtedness of the Company or any of its Subsidiaries; provided that any obligation or Indebtedness secured pursuant to this Section 10.2(p) shall not at the most recent date on which any such obligation or Indebtedness was incurred exceed 10% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date; provided further that neither the Company nor any of its Subsidiaries will secure any amounts owed or outstanding under any Principal Debt Facility or any private shelf agreement or note purchase agreement (however designated or styled), including, without limitation, the Prudential Shelf Agreement and the MetLife Note Agreement, pursuant to this clause (p); and

(q) Liens securing Indebtedness permitted by Section 10.3(b)(x); provided that such Liens shall extend solely to the property, assets and revenues of Spinco and its Subsidiaries.

Section 10.3. Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, issue, incur, assume, become liable in respect of or suffer to exist:

(a) any Indebtedness pursuant to any Receivables Transaction, except for Indebtedness pursuant to all Receivables Transactions that is (i) non-recourse with respect to the Company and its Subsidiaries (other than any Receivables Subsidiary) and (ii) in an aggregate principal amount as of the most recent date on which such Indebtedness was incurred not exceeding 15% of Consolidated Total Assets as of the last day of the fiscal quarter of the Company most recently ended immediately on or prior to such incurrence date; or

(b) any Indebtedness of any Subsidiary other than:

(i) Indebtedness of any Receivables Subsidiary pursuant to any Receivables Transaction permitted under subsection 10.3(a),

(ii) any Indebtedness of any Subsidiary which is a Guarantor,

(iii) any Indebtedness of any Subsidiary existing on the Restatement Date and set forth on Schedule 10.3 and any refinancing thereof; provided, that the then outstanding principal amount thereof is not increased and the weighted average maturity thereof is not decreased,

(iv) any Indebtedness of any Subsidiary owed to the Company or any other Subsidiary,

(v) any Indebtedness arising in respect of capital leases or purchase money obligations incurred in accordance with subsection 10.2(f),

(vi) Reserved,

(vii) Indebtedness of any Subsidiary of the Company in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts in the ordinary course of business,

(viii) any other Indebtedness of Subsidiaries; provided, however, that such Indebtedness, together with all preferred stock of any Subsidiary held by any Person other than the Company or a wholly owned Subsidiary, shall not at the most recent date on which any such Indebtedness was incurred exceed 10% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date;

(ix) any Guarantee Obligation of the Company in respect of Indebtedness incurred by any Subsidiary under clause (vii) above, in an aggregate amount not to exceed $300,000,000; and

(x) any Indebtedness incurred by Spinco or its Subsidiaries, provided that (w) such Indebtedness is incurred in contemplation of the consummation of the Spin Off (whether substantially simultaneously with, or in the reasonable judgment of the Company, within a reasonable time period prior to the Spin Off) or following the Spin Off and the proceeds of which are used, among other things, for the purpose of making dividends to the Company, (x) such Indebtedness is not guaranteed, directly or indirectly, by the Company or any of its Subsidiaries (other than Spinco and its Subsidiaries), (y) such Indebtedness shall be promptly repaid in the event that a Spin Off Termination occurs and (z) no Default or Event of Default shall have occurred and be continuing.

Section 10.4. Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, liquidate, windup or dissolve (or suffer any liquidation or dissolution), or merge, consolidate with or into, or convey, transfer, lease, sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that (A) when any wholly-owned Subsidiary is merging with another Subsidiary, such wholly-owned Subsidiary shall be the continuing or surviving Person, (B) when any Foreign Subsidiary is merging with a Domestic Subsidiary, such Domestic Subsidiary shall be the continuing or surviving Person and (C) when any Subsidiary is merging with a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person;

(b) any (i) Subsidiary may sell, transfer, contribute, convey or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or to a Domestic Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must also be a wholly-owned Subsidiary; and (ii) Foreign Subsidiary may sell, transfer, contribute, convey or otherwise dispose of all of its assets (upon voluntary liquidation or otherwise), to any other Foreign Subsidiary;

(c) any Subsidiary formed solely for the purpose of effecting an acquisition may be merged or consolidated with any other Person; provided that the continuing or surviving corporation of such merger or consolidation shall be a Subsidiary;

(d) “Inactive” or “shell” Subsidiaries (i.e., a Person that is not engaged in any business and that has total assets of $2,000,000 or less) may be dissolved or otherwise liquidated, provided that (x) all of the assets and properties of any such Subsidiaries are transferred to the Company or another Subsidiary upon dissolution/liquidation and (y) the aggregate total assets of all Subsidiaries permitted to be dissolved or otherwise liquidated under this clause (d) shall not exceed $40,000,000;

(e) the Company may merge or consolidate with any Person, provided that the Company shall be the continuing or surviving Person;

(f) the Company and any of its Subsidiaries may make Dispositions expressly permitted by Section 10.5;

(g) the Company or any Subsidiary may contribute, distribute or otherwise transfer (in one or more transactions) all or any portion of the Animal Health Business to Spinco or to its Subsidiaries;

(h) the Company or any Subsidiary may effectuate the Spin Off; and

(i) Spinco may pay one or more dividends to the Company in connection with the Spin Off.

Section 10.5. Dispositions. The Company will not, and will not permit any of its Subsidiaries to, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, out-moded or worn-out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory and cash equivalents in the ordinary course of business;

(c) Dispositions of property by any Subsidiary to the Company or to any other Subsidiary;

(d) Dispositions of Receivables pursuant to Receivables Transactions permitted under subsection 10.3(a);

(e) the nonexclusive license of intellectual property of the Company or any of its Subsidiaries to third parties in the ordinary course of business;

(f) without limitation to clause (a), the Company and its Subsidiaries may sell or exchange specific items of machinery or equipment, so long as the proceeds of each such sale or exchange is used (or contractually committed to be used) to acquire (and results within one year of such sale or exchange in the acquisition of) replacement items of machinery or equipment of reasonably equivalent Fair Market Value;

(g) other Dispositions where (i) in the good faith opinion of the Company, the Disposition is an exchange for consideration having a Fair Market Value at least equal to that of the property Disposed of and is in the best interest of the Company or the applicable Subsidiary, as the case may be; (ii) immediately after giving effect to such Disposition, no Event of Default would exist; and (iii) either (A) an amount equal to the net proceeds realized upon such Disposition are within 90 days after the consummation of such Disposition applied by the Company to prepay or repay Indebtedness that ranks at least pari passu with the Notes (other than Indebtedness owing to the Company, any Subsidiary or any Affiliate of the Company) so long as in connection with any such payment or prepayment of such Indebtedness, the Company shall, on or before the date of such payment or prepayment, prepay a Pro Rata Portion of each Note then outstanding as provided in Section 8.7 or (B) immediately after giving effect to such Disposition, the Disposition Value of all property that was the subject thereof in any fiscal four quarter period of the Company plus the Fair Market Value of any other property Disposed of during such four quarter period (but excluding the Fair Market Value or consideration receivable of all property and assets disposed of in a Disposition for which the net proceeds are applied in accordance with clause (A)) does not equal or exceed 15% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company; and

(h) other Dispositions by the Company or any Subsidiary to effectuate the Spin Off.

Section 10.6. ERISA. The Company will not, and will not permit any of its Subsidiaries to, engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable laws; or (c) incur any material “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), which, with respect to any event listed above, could reasonably be expected to have a Material Adverse Effect.

Section 10.7. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Company, other than for compensation and upon fair and reasonable terms with Affiliates in transactions that are otherwise permitted hereunder no less favorable to the Company or any Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, provided, the foregoing restriction shall not apply to (a) any transaction between the Company and any of its Subsidiaries or between any of its Subsidiaries, (b) reasonable and customary fees paid to members of the Boards of Directors of the Company and its Subsidiaries, (c) transactions effected as part of a Receivables Transaction, (d) compensation arrangements of officers and other employees of the Company and its Subsidiaries entered into in the ordinary course of business or (e) transactions or entry into agreements between the Company and/or its Subsidiaries and Spinco and/or its Subsidiaries in contemplation of or to effectuate the Spin Off.

Section 10.8. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guaranty Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to prohibitions, restrictions and conditions (x) imposed by law, (y) contained in the organizational documents of Subsidiaries that are joint ventures to the extent such documents restrict the ability of such Subsidiaries to pay dividends or make similar distributions, or (z) contained in agreements governing Indebtedness of Subsidiaries that are joint ventures owed to the Company or any other lender provided the Company is the administrative agent (or equivalent role) thereunder to the extent such agreements restrict the ability of such Subsidiaries to pay dividends or make similar distributions, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 10.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), or (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

Section 10.9. Line of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the Restatement Date.

Section 10.10. Terrorism Sanctions Regulations. The Company will not, and will not permit any Subsidiary to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or, to the knowledge of the Company after due inquiry, indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any U.S. Economic Sanctions Laws applicable to such holder, or (ii) is prohibited by or subject to sanctions under any applicable U.S. Economic Sanctions Laws.

Section 10.11. Covenants Relating to the Spin-Off.

(a) The Company shall (i) promptly notify New York Life and each holder of the Notes that is an Institutional Investor of the public filing of all material transaction documents (including any filings on Form S-1, Form S-11, Form 10 or Form 11 (or any such equivalent form)) relating to the Spin Off and (ii) upon consummation of the Spin Off, shall deliver to New York Life and each holder of Notes an officer’s certificate certifying as to (A) the accuracy of the representations and warranties set forth in Section 5 (except with respect to Section 5.6, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission and provided to New York Life and each holder of Notes that is an Institutional Investor at least five Business Days prior to the date of such officer’s certificate) and (B) the absence of any Default or Event of Default.

(b) The Company will not, and will not permit any of its Subsidiaries (other than Subsidiaries of Spinco) to, contribute to Spinco or any of its Subsidiaries any assets (including cash) other than as contemplated by the Spinco Contribution and Distribution Agreement.

(c) The Company will not, and will not permit any of its Subsidiaries to, amend or otherwise modify the Spinco Contribution and Distribution Agreement in any material respect without the prior written consent of the Required Holders, except for amendments or modifications that are not materially adverse to the holders of the Notes or that could not reasonably be expected to result in a Material Adverse Effect.

SECTION 11. EVENTS OF DEFAULT.

Any of the following shall constitute an Event of Default:

(a) The Company shall fail to pay any principal, Make-Whole Amount or Swap Breakage Amount, if any, on any Note when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Note, or any fee or other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof;

(b) Any representation or warranty made by the Company or any Guarantor (if any) herein or in any other Note Document or which is contained in writing delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made;

(c) (i) The Company shall default in the observance or performance of any covenant contained in subsection 9.8, subsection 9.9, subsection 9.10 or Section 10; or (ii) the Company shall default in the observance or performance of any covenant contained in subsection 7.1, and such default shall continue unremedied for a period of 10 days; or (iii) the Company or any Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or in any Guaranty Agreement (other than as provided above in this Section), and such default described in this clause (c)(iii) shall continue unremedied for a period of 30 days; provided that if any such default covered by this clause (c)(iii), (x) is not capable of being remedied within such 30-day period, (y) is capable of being remedied within an additional 30-day period and (z) the Company or such Guarantor is diligently pursuing such remedy during the period contemplated by (x) and (y) and has advised each holder of Notes as to the remedy thereof, the first 30-day period referred to in this clause (c)(iii) shall be extended for an additional 30-day period but only so long as (A) the Company or such Guarantor continues to diligently pursue such remedy, (B) such default remains capable of being remedied within such period and (C) any such extension could not reasonably be expected to have a Material Adverse Effect;

(d) The Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than Indebtedness permitted under subsection 10.3(b)(vi)), when and as the same shall become due and payable (after giving effect to all applicable grace periods, if any);

(e) The Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or premium or make-whole amount or interest or fees on any Material Indebtedness beyond any period of grace provided with respect thereto; or an event or condition occurs that results in any Material Indebtedness (other than Indebtedness permitted under subsection 10.3(b)(vi)) becoming due (or one or more Persons are entitled to declare such Material Indebtedness to be due) prior to its scheduled maturity, or immediately and without satisfaction or any condition required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity (or one or more Persons shall have the right to require the Company or any Subsidiary to so prepay, repurchase, redeem or defease such Material Indebtedness); provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(f) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, any Guarantor (if any) or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any Guarantor (if any) or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g) The Company, any Guarantor or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any Guarantor or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing or (vii) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(h) An ERISA Event shall have occurred that, in the reasonable judgment of the Required Holders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(i) Any Note Document, at any time after its execution and delivery and for any reason other than the agreement of all of holders of the Notes or satisfaction in full of all the Obligations, ceases to be in full force and effect in any material respect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or the Company or any Guarantor (if any) denies that it has any or further liability or obligation under any Note Document, or purports to revoke, terminate (except as expressly permitted hereunder) or rescind any Note Document; or

(j) One or more judgments (to the extent not covered by insurance where insurance coverage has been acknowledged) for the payment of money in an aggregate amount in excess of $200,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(f) or (g) (other than an Event of Default described in clause (vii) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (vii) of Section 11(g)) has occurred, the Facility will automatically terminate and all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, terminate the Facility and/or declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) related to failure to pay interest, principal, Make-Whole Amount or Swap Breakage Amount has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the default rate specified in the applicable Notes) and (y) the Make-Whole Amount and Swap Breakage Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount and Swap Breakage Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of, Make-Whole Amount and Swap Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, Make-Whole Amount and Swap Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the default rate specified in the applicable Notes, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same Series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of (a) Exhibit A-1, in the case of a Series A Note, (b) Exhibit A-2, in the case of a Series B

Note, (c) Exhibit A-3, in the case of a Series C Note, (d) Exhibit A-4, in the case of a Series D Note, or (e) Exhibit A-5, in the case of a Shelf Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, in the case of Notes denominated in Dollars, €100,000, in the case of Notes denominated in Euros, £100,000, in the case of Notes denominated in British Pounds, or A$100,000, in the case of Notes denominated in Australian Dollars; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000, €100,000, £100,000 or A$100,000, respectively. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Each transferee of Notes shall give written notice to the Company of the transfer of such notes to such transferee within 30 days after consummation of such transfer, which notice shall include the name of each transferee of such Notes and a Purchaser Schedule for each such transferee.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Swap Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Swap Breakage Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B (in the case of Series A Notes, Series B Notes, Series C Notes, or Series D Notes or as specified in such Purchaser’s Confirmation of Acceptance (in the case of a Shelf Note), or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated or any Notes are issued hereunder, the Company will pay all reasonable, documented and invoiced costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by New York Life, the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the reasonable, documented and invoiced costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500. The Company will pay, and will save New York Life, each Purchaser and each other holder of a Note harmless from, all claims in respect of any reasonable, documented and invoiced fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

The Company shall indemnify each holder of the Notes and each of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Notes, the other Note Documents, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or under the Notes, the other Note Documents, or the consummation of the transactions contemplated hereby or thereby, (ii) any Notes or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of the Company’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Company under this Section 15.1 shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein, whether made on or prior to the Restatement Date, shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5,

6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest, the Make-Whole Amount or the Swap Breakage Amount on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or e-mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B (in the case of the Series A Notes, the Series B Notes, the Series C Notes or the Series D Notes) or as specified by such Purchaser in its Confirmation of Acceptance (in the case of Shelf Notes), or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing;

(iii) if to the Company, to 135 Duryea Road, Melville, New York 11747, Attention: Treasurer, E-mail: michael.amodio@henryschein.com, Phone No: (631) 843-5500, Fax No: (631) 843-9314; with a copy to 135 Duryea Road – Mail Stop E-365, Melville, New York 11747, Attention: General Counsel, E-mail: michael.ettinger@henryschein.com, Phone No: (631) 843-5989, Fax No: (631) 843-5660 or at such other address as the Company shall have specified to the holder of each Note in writing; or

(iv) if to New York Life, to New York Life at the address listed on Schedule B hereto.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary or confidential in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase under any Confirmation of Acceptance, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, Swap Breakage Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to such Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9. Obligation to Make Payment in the Applicable Currency.

Any payment on account of an amount that is payable hereunder or under the Notes in the Applicable Currency which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of the Applicable Currency which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of the Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 22.10. Determinations Involving Different Currencies.

In the event of any determination of the requisite percentage or the principal amount of any Notes of more than one currency, all Notes which are issued in a currency other than Dollars shall, for purposes of determining any such percentage or requisite principal amount, be deemed to have been converted into Dollars at the time that such determination is made at the exchange rate published in the Financial Times one Business Day prior to the date of determination.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

HENRY SCHEIN, INC.

By	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

This Agreement is hereby

accepted and agreed to as

of the date thereof.

NYL Investors LLC (as successor in interest to New York Life Investment Management LLC)

By	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

NEW YORK LIFE INSURANCE COMPANY

By	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

[Signature page to Second Amended and Restated Master Note Facility (New York Life)]

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3)

By	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY

CORPORATION INSTITUTIONALLY OWNED

LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY

CORPORATION INSTITUTIONALLY OWNED

LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

[Signature page to Second Amended and Restated Master Note Facility (New York Life)]

NEW YORK LIFE INSURANCE AND ANNUITY

CORPORATION INSTITUTIONALLY OWNED

LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30D)

By	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

THE BANK OF NEW YORK MELLON, SOLELY IN ITS CAPACITY

AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED

AS OF JULY 1st, 2015 BETWEEN NEW YORK LIFE INSURANCE

COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE

COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK

LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY,

AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Corporate Vice President

[Signature page to Second Amended and Restated Master Note Facility (New York Life)]

NEW ENGLAND LIFE INSURANCE COMPANY

by MetLife Investment Advisors, LLC, Its Investment Manager

By:	/s/ Judith A. Gulotta
Name:	Judith A. Gulotta
Title:	Managing Director

[Signature page to Second Amended and Restated Master Note Facility (New York Life)]

SCHEDULE A

DEFINED TERMS

Part 1.1. Defined Terms.

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2.6.

“Acceptance Day” is defined in Section 2.6.

“Acceptance Window” is defined in Section 2.6.

“Accepted Note” is defined in Section 2.6.

“Acquisition Spike” is defined in Section 10.1.

“Affiliate” means as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors of (or persons performing similar functions for) such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Second Amended and Restated Master Note Facility, as amended, supplemented or otherwise modified from time to time.

“Animal Health Business” means the “Spinco Business”, as defined in the Spinco Merger Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA Patriot Act.

“Applicable Currency” means (a) with respect to any Notes denominated in Dollars, Dollars, (b) with respect to any Notes denominated in Euros, Euros, (c) with respect to any Notes denominated in British Pounds, British Pounds, and (d) with respect to any Notes denominated in Australian Dollars, Australian Dollars.

“Australian Dollars” or “A$” means the lawful currency of Australia.

“Attorney Costs” means all reasonable fees and disbursements of any law firm or other external counsel.

“Available Currencies” means Dollars, Euros, British Pounds and Australian Dollars.

“Available Facility Amount” means, at any point in time, (a) the aggregate principal amount of Notes stated in Section 1.4, minus (b) the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to that time, minus (c) the aggregate principal amount of Accepted Notes that have not been purchased and sold hereunder prior to that time and for which the closing has not been cancelled, plus (d) the aggregate principal amount of Notes purchased, sold, and repaid or prepaid pursuant to this Agreement prior to that time. For purposes of the preceding sentence, all aggregate principal amounts of Notes and Accepted Notes shall be calculated in Dollars; with respect to any Notes denominated or Accepted Notes to be denominated in any Available Currency other than Dollars, the Dollar Equivalent of such Notes or Accepted Notes shall be used for such calculation.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person owned or controlled by, or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“British Pound” and “£” means the lawful currency of Great Britain.

“Business Day” means (a) other than as provided in clauses (b) and (c) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed or (with respect to Euros) a day which is not a TARGET Settlement Day, (b) for purposes of Section 2.4 only, any day which is both a New York Business Day and a day on which New York Life is open for business and (c) for purposes of Section 8.8, (i) if with respect to Notes denominated in Dollars, a New York Business Day, (ii) if with respect to Notes denominated in British Pounds, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, England, (iii) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the settlement of payments in Euros (a “TARGET Settlement Day”), and (iv) if with respect to Notes denominated in Australian Dollars, any day which is both a New York Business Day and a day on which commercial banks in are not required or authorized to be closed in Sydney, Australia.

“Capital Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (without giving effect to any subsequent changes in GAAP arising out of a change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010, or a substantially similar pronouncement, in each case, if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof).

“Change in Control” means (a) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) shall have acquired beneficial interest of 50% or more of any outstanding class of equity interests having ordinary voting power in the election of the directors of the Company (other than the aggregate beneficial ownership of the Persons who are officers or directors of the Company on the Restatement Date) or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Company’s directors or (b) the board of directors of the Company shall not consist of a majority of Continuing Directors.

“Closing” is defined in Section 3.1.

“Closing Date” means (a) the Restatement Date and (b) with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of the Accepted Note in the Request for Purchase of the Accepted Note, provided that if the Company and the Purchaser which is obligated to purchase the Accepted Note agree on an earlier Business Day for the closing, the “Closing Date” for the Accepted Note is the earlier Business Day.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confirmation of Acceptance” is defined in Section 2.6

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, for any period, Consolidated Operating Income plus, without duplication, (a) Consolidated Interest Income, (b) depreciation, (c) amortization and (d) all non-cash charges, (e) all non-recurring, unusual or extraordinary charges, costs and expenses, and (f) restructuring, consolidation, transaction, integration or other similar charges and expenses; provided that the aggregate amount under this clause (f) for any applicable period shall not exceed 10% of Consolidated EBITDA for such period, in each case, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Gross Profit” means for any period, net sales less cost of sales of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Interest Income” means for any period, the interest income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Leverage Ratio” means at any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on (or most recently ended prior to) such date.

“Consolidated Operating Expenses” means for any period, total expenses related to salaries, employee benefits and general and administrative expenses of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Operating Income” means for any period, Consolidated Gross Profit less Consolidated Operating Expenses of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Total Assets” means at any date of determination, the net book value of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Total Debt” means at any date of determination, without duplication the aggregate amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date. For the avoidance of doubt, any Indebtedness permitted pursuant to Section 10.3(b)(x) or any Guarantee Obligation of the Company in respect of Indebtedness permitted pursuant to Section 10.3(b)(viii) shall not be included in Consolidated Total Debt.

“Continuing Directors” means as to the Company, the directors of the Company on the Restatement Date and each other director of the Company whose nomination for election to the Board of Directors of Company is recommended by a majority of the then Continuing Directors.

“Contractual Obligation” means any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected or any security issued by the Company or any Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Control Event” means the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

“Covenant Reset Date” is defined in Section 10.1.

“Default” means any event or circumstance that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.11.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Prepayment Notice” is defined in Section 8.7(a).

“Disposition Value” means (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such Disposition in good faith by the Company, and (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Equity Interests of such Subsidiary (assuming, in making such calculations, that all securities convertible into such Equity Interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the Disposition thereof, in good faith by the Company.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Dollar Equivalent” means, with respect to any Notes or Accepted Notes denominated or to be denominated in any Available Currency other than Dollars (“Non-Dollar Notes”), the Dollar equivalent of the principal amount of such Non-Dollar Notes, in each case as set forth in the records of New York Life.

“Dollars” and “$” means lawful currency of the United States of America.

“DVM” is defined within the definition of “Spin Off”.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, written notices or written and binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the pollution or the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or imposing workers health and safety requirements.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) a claim made pursuant to any written contract, agreement or other written and binding consensual arrangement pursuant to which liability is assumed or imposed by or on Company or any of its Subsidiaries with respect to any of the foregoing.

“EONIA” means (i) the applicable overnight rate calculated by the Banking Federation of the European Union for the relevant Business Day, displayed on the EONIA Screen of Reuters, or such other display as may replace page 247 on the EONIA Screen of Reuters, displaying the appropriate rate or (ii) if no such rate is displayed on such EONIA Screen or other display, the arithmetic mean of the rates (rounded upwards to four decimal places) as quoted by Citibank N.A. to leading banks in the European interbank market, at or about 7.00 p.m. Central European time on such day for the offering of deposits in euro for the period from one Business Day to the immediately following Business Day and, in relation to a day that is not a Business Day, EONIA for the immediately preceding Business Day.

“Equity Interests” means any and all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 -day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) prior to January 1, 2008, any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the code or Section 302 of ERISA) applicable to such Plan; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) a determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Title IV of ERISA; (g) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (h) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (i) the receipt by the Company or any ERISA Affiliate of any notice (x) imposing withdrawal liability under Title IV of ERISA or (y) stating that a Multiemployer Plan is, or is reasonably expected to be, Insolvent or in Reorganization (within the meaning of Title IV of ERISA).

“Euro” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” means any of the events specified in Section 11.

“Existing Credit Facility” means the $750,000,000 Credit Agreement, dated as of April 18, 2017, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the syndication agent and lenders party thereto and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Existing Master Note Facility” is defined in Section 1.1.

“Existing Note Agreement” means that certain Note Purchase Agreement dated as of September 25, 1998, as amended, between the Company and the various note holders party thereto.

“Facility” is defined in Section 2.1.

“Facility Fee” is defined in Section 3.2.

“Fair Market Value” means at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are Capital Lease Obligations on a balance sheet of the lessee.

“Foreign Subsidiary” means any Subsidiary incorporated or otherwise organized in any jurisdiction outside the United States of America, its territories and possessions.

“Four Quarter Period” is defined in Section 10.1.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied with respect to those utilized in preparing the audited financial statements referred to in subsection 5.1.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision of either thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or a substantial part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other unrelated third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantors” means any Subsidiary of the Company that has executed and delivered, and remains bound by, a Guaranty Agreement pursuant to the terms hereof.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guaranty Agreement” means each guaranty agreement in form and substance acceptable to the Required Holders executed by any Subsidiary of the Company.

“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, to the extent regulated pursuant to any Environmental Law.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” means of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) all indebtedness of such Person, determined in accordance with GAAP, arising out of a Receivables Transaction, (h) all Guarantee Obligations of such Person, (i) all obligations of such Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that in the event that liability of such Person is non-recourse to such Person and is recourse only to specified property owned by such Person, the amount of Indebtedness attributed thereto shall not exceed the greater of the Fair Market Value of such property or the net book value of such property, and (j) for the purposes of the definition of “Material Indebtedness” only (except to the extent otherwise included above), all obligations of such Person in respect of Swap Contracts; provided that for the purposes of the definition of “Material Indebtedness,” the “principal amount” of the obligations of such Person in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Contract were terminated at such time. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is actually liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not actually liable therefor.

“INHAM Exemption” is defined in Section 6.2(e).

“Insolvency” means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent” means pertaining to a condition of Insolvency.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5.0% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Issuance Period” is defined in Section 2.2.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Make-Whole Amount” is defined in Section 8.8.

“Market Disruption” is defined in Section 2.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties, of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” is defined in Section 10.1.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or the ability of the Guarantors to perform their obligations under the Guaranties or (c) the validity or enforceability of this Agreement, the Notes or Guaranties or the material rights and remedies of the holders of the Notes thereunder.

“Material Indebtedness” means Indebtedness (other than the Indebtedness evidenced by the Notes) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $200,000,000.

“MetLife Note Agreement” means that certain Second Amended and Restated Multicurrency Master Note Purchase Agreement, dated June 29, 2018, by and among the Company, Metropolitan Life Insurance Company, MetLife Investment Advisors Company, LLC and the purchasers party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“New York Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

“New York Life” is defined in the first paragraph of this Agreement.

“New York Life Affiliate” means (a) any corporation or other entity controlling, controlled by, or under common control with, New York Life or (b) any managed account or investment fund which is managed by New York Life or a New York Life Affiliate described in clause (a) of this definition. For purposes of this definition, the terms “control,” “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests.

“Non-Swapped Note” means any Note of any Series other than a Swapped Note.

“Note Documents” means this Agreement, any Notes and any Guaranty Agreements executed and delivered pursuant to the terms of this Agreement, and any collateral documents executed or delivered to or in favor of any holders of the Notes or their agent or representative in accordance with the terms of this Agreement.

“Notes” is defined in Section 1.4.

“Obligations” means collectively, the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company under this Agreement and the other Note Documents to which it is a party (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Note Document after the maturity of the Notes and interest accruing at the then applicable rate provided in this Agreement or any other applicable Note Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Note Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all Attorney Costs of counsel to the Purchasers that are required to be paid by the Company pursuant to the terms of this Agreement or any other Note Document).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Note” is defined in Section 1.1.

“Original Restatement Date” means September 15, 2017.

“Original Series A Notes” is defined in Section 1.1.

“Original Series B Notes” is defined in Section 1.1.

“Original Series C Notes” is defined in Section 1.1.

“Original Purchasers” is defined in Section 1.1.

“Overnight Interest Rate” means with respect to an Accepted Note denominated in a currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

“Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature. “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Plan” means at a particular time, any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA and which is subject to Title IV of ERISA and/or Section 412 of the Code, other than a Multiemployer Plan, and in respect of which the Company or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or to which the Company or an ERISA Affiliate contributes or has an obligation to contribute.

“Principal Debt Facility” means any agreement, instrument or facility, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common interrelated financing or other transaction (collectively, a “Debt Agreement”) in respect of which the Company or any Subsidiary is a borrower, guarantor or other obligor, providing for the incurrence of Indebtedness by the Company or any Subsidiary in an aggregate principal amount equal to or in excess of $200,000,000 (or the equivalent thereof in any other currency), regardless of the principal amount outstanding thereunder from time to time. For the avoidance of doubt, each of the Existing Credit Facility, the Indebtedness under the Existing Note Agreement, the Indebtedness under the Prudential Shelf Agreement and the Indebtedness under the MetLife Note Agreement is a Principal Debt Facility.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” shall have the meaning specified in Section 8.6(c).

“Pro Rata Portion” means, with respect to a Note and the prepayment of Indebtedness for purposes of Sections 8.7 and 10.5(g), the portion of such Note equal to (a) the aggregate amount of the proceeds to be used in the prepayment or repayment of all Indebtedness pursuant to Section 10.5(g) (including the Notes) multiplied by (b) a fraction, the numerator of which is the aggregate principal amount of such Note and the denominator of which is the aggregate principal amount of all such Indebtedness to be prepaid or repaid in accordance with Section 10.5(g).

“Prudential Shelf Agreement” means that certain Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018, by and between the Company, PGIM, Inc. and each PGIM, Inc. affiliate which becomes party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Receivables” means any accounts receivable of any Person, including, without limitation, any thereof constituting or evidenced by chattel paper, instruments or general intangibles, and all proceeds thereof and rights (contractual and other) and collateral related thereto.

“Receivables Subsidiary” means any special purpose, bankruptcy-remote Subsidiary that purchases Receivables generated by the Company or any of its Subsidiaries.

“Receivables Transaction” means any transaction or series of transactions providing for the financing of Receivables of the Company or any of its Subsidiaries, involving one or more sales, contributions or other conveyances by the Company or any of its Subsidiaries of its/their Receivables to Receivables Subsidiaries which finance the purchase thereof by means of the incurrence of Indebtedness or otherwise. Notwithstanding anything contained in the foregoing to the contrary: (a) no portion of the Indebtedness (contingent or otherwise) with respect to any Receivables Transactions shall (i) be guaranteed by the Company or any of its Subsidiaries, (ii) involve recourse to the Company or any of its Subsidiaries (other than the relevant Receivables Subsidiary), or (iii) require or involve any credit support or credit enhancement from the Company or any of its Subsidiaries (other than the relevant Receivables Subsidiary), provided that the Company and its Subsidiaries will be permitted to agree to representations, warranties, covenants and indemnities that are reasonably customary in accounts receivable securitization transactions of the type contemplated (none of which representations, warranties, covenants or indemnities will result in recourse to the Company or any of its Subsidiaries (other than the relevant Receivables Subsidiary) beyond the limited recourse that is reasonably customary in accounts receivable securitization transactions of the type contemplated); and (b) the securitization facility and structure relating to such Receivables Transactions shall be on market terms and conditions customary for Receivables transactions of the type contemplated.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Parties” means with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, and agents of such Person or such Person’s Affiliates.

“Reorganization” means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Request for Purchase” is defined in Section 2.4.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Requirement of Law” means (i) the corporate charter, by-laws or other organizational or governing documents of the Company or any Subsidiary, (ii) the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority, or (iii) any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case with respect to clause (ii) and (iii), applicable to or binding upon the Company, any Subsidiary or any property thereof or to which the Company, any Subsidiary or any property thereof is subject.

“Responsible Officer” means with respect to any Person, the chief executive officer and the president of such Person as well as, in the case of the Company, the Vice President, the Senior Vice President and General Counsel, the Chief Financial Officer and the Treasurer, and in the case of any Guarantor (if any), a duly elected Vice President of such Guarantor (if any), or, with respect to financial matters, the chief financial officer and the treasurer of such Person, provided, however, that, solely for purposes of Section 2, “Responsible Officer” shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restatement Closing” means the closing of the amendment and restatement of the Existing Master Note Facility.

“Restatement Date” means June 29, 2018.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” is defined in Section 1.4.

“Series A Notes” is defined in Section 1.3(a).

“Series B Notes” is defined in Section 1.3(b).

“Series C Notes” is defined in Section 1.3(c).

“Series D Notes” is defined in Section 1.1.

“Series A Purchaser” means each of the Persons whose names appear on Schedule B attached hereto as a holder of Series A Notes.

“Series B Purchaser” means each of the Persons whose names appear on Schedule B attached hereto as a holder of Series B Notes.

“Series C Purchaser” means each of the Persons whose names appear on Schedule B attached hereto as a holder of Series C Notes.

“Series D Purchaser” means each of the Persons whose names appear on Schedule B attached hereto as a holder of Series D Notes.

“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.

“Shelf Notes” is defined in Section 1.4.

“Significant Subsidiary” means

(a) each domestic (i.e., incorporated or organized in the United States or any state or territory thereof; hereinafter, “domestic”) wholly-owned Subsidiary or other entity formed or acquired by the Company or any direct or indirect Subsidiary (whether existing at the date hereof, or formed or acquired after the date hereof), if such Subsidiary or entity, after giving effect to the formation/acquisition of the same, has total assets that exceed ten percent of the domestic “Consolidated Total Assets,” valued as of the occurrence/closing of such formation/acquisition or as of the last day of any fiscal year thereafter;

(b) each Domestic Subsidiary or entity (whether existing at the date hereof, or formed or acquired after the date hereof) in which the Company or any Guarantor (if any) has, directly or indirectly, a 66.67% or greater but less than 100% ownership interest which becomes or is a Subsidiary if such Subsidiary or entity, after giving effect to the formation/acquisition of the same, has total assets that exceed five percent of the domestic “Consolidated Total Assets,” valued as of the occurrence/closing of such formation/acquisition or as of the last day of any fiscal year thereafter; and

(c) each Subsidiary that is a borrower under the Existing Credit Facility.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Source” is defined in Section 6.2.

“Spin Off” means the dividend of the Equity Interests of Spinco to Spinco’s stockholders in one or more transactions pursuant to that certain Contribution and Distribution Agreement, dated as of April 20, 2018 (the “Spinco Contribution and Distribution Agreement”), by and among the Company, Spinco, Direct Vet Marketing, Inc. (“DVM”) and Shareholder Representative Services LLC, solely in its capacity as the representative of DVM’s stockholders.

“Spin Off Termination” means the termination or abandonment of that certain Agreement and Plan of Merger, dated as of April 20, 2018 (the “Spinco Merger Agreement”), by and among the Company, Spinco, HS Merger Sub, Inc., DVM and Shareholder Representative Services LLC, solely in its capacity as the representative of DVM’s stockholders, pursuant to Section 8.1 thereof prior to the consummation of the Spin Off.

“Spinco” means HS Spinco, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of the Company.

“Spinco Contribution and Distribution Agreement” is defined within the definition of “Spin Off”.

“Spinco Merger Agreement” is defined within the definition of “Spin Off Termination”.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means as to any Person (“parent”), a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.

“Subsidiary Stock” means with respect to any Person, the Equity Interests of any Subsidiary of such Person.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement.

“Swapped Note” is defined in Section 8.8(b).

“Tax” or “Taxes” means any and all taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature imposed by any jurisdiction or by any political subdivision or taxing authority thereon or therein and all interest penalties or similar liabilities with respect thereto.

“Transferee” means any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“Updated Schedule” is defined in Section 2.4(f).

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

Part 1.2. Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any other Note Documents delivered pursuant hereto.

(b) As used herein or in any of the other Note Documents, accounting terms relating to the Company and its Subsidiaries not defined in Part 1.1 of this Schedule A, and accounting terms partly defined in Schedule A, but only to the extent not so defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP or in the manner in which the Company shall be required or permitted to disclose its financial results in its filings with the Securities and Exchange Commission (i.e., a change which is inconsistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016) would affect the computation of any financial ratio or requirement set forth in any Note Document, and either the Company or the Required Holders shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 prior to such change therein and (ii) the Company shall provide to each holder of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change. Notwithstanding the foregoing, for purposes of determining compliance with the financial covenants contained in this Agreement, including without limitation subsection 10.1, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification 825-10 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Part 1.3. Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Part 1.4. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Note Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Note Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SCHEDULE B

INFORMATION RELATING TO PURCHASERS

[Separately Provided]

SCHEDULE 10.2

EXISTING LIENS

		Amount USD (1)
Marrodent Sp. z o.o.	Capital Lease	303,974
Dental Trey S.r.l.	Capital Lease	2,976,120
Dental Cremer Produtos Odontológicos S.A.	Capital Lease	262,335
Butler Animal Health Supply, LLC (d.b.a. Henry Schein Animal Health)	Capital Lease	155,911
Henry Schein S.R.O.	Capital Lease	399
Medivet S.A.	Capital Lease	346,027
Provet Pty Ltd/ProvetNZ Pty Ltd	Capital Lease	38,980
Vet Quip Pty Ltd	Capital Lease	37,224
Scil Animal Care Company France s.a.r.l.	Capital Lease	458,645
Vettec Produtos Agropecuarios Ltda	Capital Lease	148,889
Henry Schein Veterinary Solutions, LLC	Capital Lease	1,116
BioHorizons Implant Systems, Inc.	Capital Lease	208,095
	Security
Several Entities	Deposit	195,947
Henry Schein Canada, Inc.	Int’l L/C	3,870
Henry Schein Austria GmbH	Int’l L/C	244,716
Henry Schein Australia Pty Limited/Henry Schein Regional Pty Ltd as the Trustee for The Henry Schein Regional Trust	Int’l L/C	3,389,732

Grand Total		8,771,980

Note: (1) As of March 31, 2018

SCHEDULE 10.3

EXISTING INDEBTEDNESS

SUBSIDIARY INDEBTEDNESS
Amount USD (2)
Butler Animal Health Supply, LLC (d.b.a. Henry Schein Animal Health)	23,000,000
The Dental Warehouse Proprietary Limited	2,529,493
Henry Schein Trading (Shanghai) Ltd.	8,792,416
Henry Schein Hemao Guangzhou Medical Device Co., Ltd.	794,673
Accord Corporation Limited	2,027,696
Henry Schein Shvadent (2009) LTD	2,478,158
Confidential Entity	5,095,487

Grand Total	44,717,923

Note: (2) As of March 31, 2018

2

SCHEDULE 10.8

RESTRICTIVE AGREEMENTS

Receivables securitization facility among Henry Schein, Inc., HSFR, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., dated April 17, 2013, as amended.

EXHIBIT A-1

[FORM OF SERIES A NOTE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HENRY SCHEIN, INC.

FORM OF

3.79% SENIOR NOTE, SERIES A, DUE SEPTEMBER 2, 2020

No. RA-[ ]	PPN: 806407 B*2

ORIGINAL PRINCIPAL AMOUNT: $[_______]

ORIGINAL ISSUE DATE: September 2, 2010

INTEREST RATE: 3.79%

INTEREST PAYMENT DATES: September 2 and March 2, of each year, commencing March 2, 2011.

FINAL MATURITY DATE: September 2, 2020

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Entire principal amount payable at final maturity.

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                ], or registered assigns, the principal sum of [                                ] DOLLARS ($[                ]) on the Final Maturity Date specified above, with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Second Amended and Restated Master Note Facility, dated as of June 29, 2018 (as it may be amended, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

HENRY SCHEIN, INC.

By
[Title]

Exhibit A-1-2

EXHIBIT A-2

[FORM OF SERIES B NOTE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HENRY SCHEIN, INC.

FORM OF

3.09 % SENIOR NOTE, SERIES B, DUE JANUARY 20, 2022

No. RB-[ ]	PPN: 806407 B#8

ORIGINAL PRINCIPAL AMOUNT: $[                        ]

ORIGINAL ISSUE DATE: January, 20, 2012

INTEREST RATE: 3.09%

INTEREST PAYMENT DATES: January 20 and July 20, of each year, commencing July 20, 2012

FINAL MATURITY DATE: January 20, 2022

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

January 20, 2016: $2,357,142.85

January 20, 2017: $2,357,142.86

January 20, 2018: $2,357,142.86

January 20, 2019: $2,357,142.86

January 20, 2020: $2,357,142.86

January 20, 2021: $2,357,142.86

January 20, 2022: $2,357,142.85

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                ], or registered assigns, the principal sum of [                                ] AND [    ]/100 DOLLARS ($[                ]), payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year-30-day month) ((a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any

Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Second Amended and Restated Master Note Facility, dated as of June 29, 2018 (as it may be amended, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

This Note is subject to mandatory prepayment on the Principal Prepayment Dates specified above at par and without payment of Make-Whole Amount or any premium.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

Exhibit A-2-2

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

HENRY SCHEIN, INC.

By
Name:
Title:

Exhibit A-2-3

EXHIBIT A-3

[FORM OF SERIES C NOTE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HENRY SCHEIN, INC.

FORM OF

3.19% SENIOR NOTE, SERIES C, DUE JUNE 2, 2021

No. RC-[ ]	PPN: 806407 C#7

ORIGINAL PRINCIPAL AMOUNT: $[                    ]

ORIGINAL ISSUE DATE: June 2, 2014

INTEREST RATE: 3.19%

INTEREST PAYMENT DATES: June 2 and December 2 of each year, commencing December 2, 2014

FINAL MATURITY DATE: June 2, 2021

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Entire principal amount payable at final maturity

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                             ], or registered assigns, the principal sum of [                                             ] AND [    ]/100 ($[                    ]) DOLLARS on the Final Maturity Date specified above, with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Second Amended and Restated Master Note Facility, dated as of June 29, 2018 (as it may be amended, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

HENRY SCHEIN, INC.

By:
Name:
Title:

Exhibit A-3-2

EXHIBIT A-4

[FORM OF SERIES D NOTE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HENRY SCHEIN, INC.

3.52% SENIOR NOTE, SERIES D, DUE SEPTEMBER 15, 2029

No. RD-[ ]	PPN: 806407 D#6

ORIGINAL PRINCIPAL AMOUNT: $[                    ]

ORIGINAL ISSUE DATE: September 15, 2017

INTEREST RATE: 3.52%

INTEREST PAYMENT DATES: March 15 and September 15 of each year, commencing March 15, 2018

FINAL MATURITY DATE: September 15, 2029

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Entire principal amount payable at final maturity

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                        ], or registered assigns, the principal sum of [                                        ] AND [    ]/100 ($[                    ]) DOLLARS on the Final Maturity Date specified above, with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Second Amended and Restated Master Note Facility, dated as of June 29, 2018 (as it may be amended, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

HENRY SCHEIN, INC.

By:
Name:
Title:

Exhibit A-4-2

EXHIBIT A-5

[FORM OF NOTE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

[NAME OF COMPANY]

_____% SENIOR NOTE, SERIES ____, DUE _____________

No. «No»	PPN: «No»

ORIGINAL PRINCIPAL AMOUNT: [$][€][£][A$]«——————»

ORIGINAL ISSUE DATE: _______________

INTEREST RATE: (Rate)%

INTEREST PAYMENT DATES: [March 1, June 1, September 1 and December 1], of each year, commencing ______________

FINAL MATURITY DATE: _________________

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: [Entire principal amount payable at final maturity]

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to «PURCHASER», or registered assigns, the principal sum of «WRITTEN_AMOUNT»                     ([$][€][£][A$]«—————-»)[DOLLARS/EUROS/BRITISH POUNDS/AUSTRALIAN DOLLARS]on the Final Maturity Date specified above, with interest (computed on the basis of [a 360-day year of twelve 30-day months]1 [the actual number of days elapsed and a 365-day year]2)) (a) on the unpaid balance thereof at the Interest Rate per annum

[1]	Use for Notes denominated in Dollars, Euros or Australian Dollars.
[2]	Use for Notes denominated in British Pounds.

specified above, plus any Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount and Swap Breakage Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over [the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”]3 [EONIA]4, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, Swap Breakage Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank5 in New York City or at such other place as the holder hereof shall designate to the Company in writing, in in [lawful money of the United States of America] [the single currency of the European Union] [lawful money of the United Kingdom] [lawful money of Australia].

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Second Amended and Restated Master Note Facility, dated as of June 29, 2018 (as it may be amended, restated, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

[3]	Use for Notes denominated in Dollars, British Pounds or Australian Dollars.
[4]	Use for Notes denominated in Euros.
[5]	TBD with respect to other jurisdictions

Exhibit A-5-2

[On             , 2[        ] and on each                 thereafter, to and including                 , the Company will prepay $[                ] in principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of Make Whole Amount, Swap Breakage Amount or any premium.]

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

HENRY SCHEIN, INC.

By
[Title]

Exhibit A-5-3

EXHIBIT B

[FORM OF REQUEST FOR PURCHASE]

[NAME OF COMPANY]

Reference is made to the Second Amended and Restated Master Note Facility (the “Agreement”), dated as of June 29, 2018, among HENRY SCHEIN, INC. (the “Company”), on the one hand, and NYL Investors LLC (“New York Life”), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.4 of the Agreement, the Company hereby makes the following Request for Purchase:

1. Currency: [Dollars/Euros/British Pounds/Australian Dollars]

2. Aggregate principal amount of

    the Notes covered hereby

    (the “Notes”) [$][€][£][A$]6

3. Individual specifications of the Notes:

Principal Amount	Final Maturity Date[7]	Principal Prepayment Dates and Amounts[8]	Interest Payment Period[9]

[6]	Minimum principal amount of $20,000,000 (or its equivalent in other Available Currencies).
[7]	Final maturity not to exceed [15] years.
[8]	Average life not to exceed [12] years.
[9]	Specify quarterly or semi-annually.

Exhibit B

4. Use or uses of proceeds of the Notes:

5. Proposed day for the closing of the purchase and sale of the Notes:

6. [Schedule 5.11 to the Agreement is to be updated in connection with the issuance of the Notes as restated in full, in the form attached hereto (the “Updated Schedule”), and is marked to show changes from the existing Schedule 5.11 to the Agreement.]10

7. The Company certifies (a) that the representations and warranties contained in Section 5 of the Agreement, [after giving effect to the replacement of Schedule 5.11 to the Agreement with the Updated Schedule], are true in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of this Request for Purchase except (i) to the extent of changes caused by the transactions contemplated in the Agreement, (ii) as the schedules to the Agreement have been modified by written supplements delivered by the Company to the Purchasers and (iii) with respect to Section 5.6, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, provided that such Form 10-Q or Form 10-K, as applicable, was filed at least five (5) Business Days prior to the date hereof, and (b) that there exists on the date of this Request for Purchase no Default or Event of Default and, after giving effect to the issuance of Notes on the proposed Closing Date, no Default or Event of Default shall have occurred and be continuing.

Dated:

HENRY SCHEIN, INC.

By
Name:
Title:

[10]	Item 5 to be included only if updates to Schedule 5.11 are required.

Exhibit B

EXHIBIT A

[Attach any Schedules to be updated, blacklined to show changes]

Exhibit B

EXHIBIT C

[FORM OF CONFIRMATION OF ACCEPTANCE]

HENRY SCHEIN, INC.

Reference is made to the Second Amended and Restated Master Note Facility (the “Agreement”), dated as of June 29, 2018, among HENRY SCHEIN, INC. (the “Company”), on the one hand, and NYL Investors LLC (“New York Life”), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

The New York Life Affiliate which is named below as a Purchaser of Notes hereby makes the representations as to such Notes set forth in Section 6 of the Agreement, and agrees to be bound by the Agreement.

Pursuant to Section 2.6 of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

1.	Accepted Notes: Aggregate principal

amount [$][€][£][A$]___________

(A)	(a)	Name of Purchaser:
	(b)	Principal amount:
	(c)	Final maturity date:
	(d)	Principal prepayment dates and amounts:
	(e)	Interest rate:
	(f)	Interest payment period[11]:
	(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule

[11]	Specify quarterly or semi-annually.

(B)	(a)	Name of Purchaser:
	(b)	Principal amount:
	(c)	Final maturity date:
	(d)	Principal prepayment dates and amounts:
	(e)	Interest rate:
	(f)	Interest payment period:
	(g)	Payment and notice instructions: As set forth on attached
Purchaser Schedule

[(C), (D) Same information as above.]

2. Closing Date:

Dated:

HENRY SCHEIN, INC.

By
Name:
Title:

NEW YORK LIFE INSURANCE COMPANY

By
Name:
Title:

By
Name:
Title:

[NEW YORK LIFE AFFILIATE]

By
Name:
Title:

Exhibit C

EXHIBIT D

FORM OF OPINION OF SPECIAL COUNSEL TO THE COMPANY

The following opinions are to be provided by special counsel for the Company, subject to customary assumptions, definitions, limitations and qualifications in form and substance reasonably satisfactory to the Purchasers. All capitalized terms used herein without definition shall have the meanings ascribed thereto in that certain Second Amended and Restated Master Note Facility (the “Agreement”), dated as of June 29, 2018, between Henry Schein, Inc. (the “Company”), on the one hand, and NYL Investors LLC (“New York Life”) and each New York Life Affiliate which becomes party thereto, on the other hand.

The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and (ii) has all requisite corporate power and authority to issue and sell the Notes, to execute and deliver the Agreement and the Notes and to perform the provisions thereof.

[Each Guarantor (i) is a [•]12 duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite [•]13 power and authority to execute and deliver its Guaranty Agreement and to perform the provisions thereof.]14

The Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The Notes issued on the Closing Date with respect to which the opinion is being delivered, have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

[12]	Insert appropriate range of entities (e.g. corporation, limited liability company, etc.).
[13]	Insert appropriate range of entities (e.g. corporation, limited liability company, etc.).
[14]	Opinion regarding Subsidiary Guarantors will be limited to only those Subsidiary Guarantors at such Closing Date organized in a jurisdiction in which Proskauer is admitted to practice. Any Subsidiary Guarantor not addressed by such opinion shall, upon request by the Required Holders, be delivered by the Company’s local counsel authorized to practice in the jurisdiction of organization of such Subsidiary Guarantor

[Each Guaranty Agreement pursuant to which the Notes are guaranteed has been duly authorized, executed and delivered by the applicable Guarantor and constitutes a legal, valid and binding agreement of that Guarantor, enforceable against that Guarantor in accordance with its terms.]15

Assuming the accuracy of the representations and warranties of the Purchasers in Section 6 of the Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any federal or New York court or governmental agency, body or authority or administrative agency, or with any Delaware court or arbitrator or governmental or regulatory authority in each case pursuant to the DGCL, is required for (i) the execution, delivery or performance by the Company of the Agreement or the Notes on the Closing Date or the issuance of the Notes on the Closing Date or (ii) the execution, delivery or performance by any Guarantor of its Guaranty Agreement on the Closing Date, except (a) for those which failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) such as have been or will be obtained and made on or prior to the Closing Date.

The execution, delivery and performance by the Company of the Agreement and the Notes, the issuance of the Notes, and the execution, delivery and performance by the Guarantors of their Guaranties will not (i) breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on Annex B to such opinion (which shall include all Principal Debt Facilities), (ii) violate the provisions of the Charter or By-laws of the Company or any Guarantor or (iii) violate the laws of the State of New York, the Delaware General Corporation Law or any federal law, rule or regulation of the United States of America or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority known to such counsel, applicable to the Company or any Guarantor.

No (i) registration under the Securities Act of 1933, as amended, of the Notes or the Guarantees thereof or (ii) qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required for the sale of the Notes to the Purchaser as contemplated by the Agreement, assuming the accuracy of the Purchaser’s representations contained in Section 6 of the Agreement or the Company’s representations contained in Section 5.17 of the Agreement.

Neither the issuance and sale of the Notes and the Guaranties, on the Closing Date with respect to which the opinion is being delivered, nor the application of the proceeds thereof by the Company in a manner consistent with the requirements of the Agreement will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

[15]	If all purchasers of Notes from time to time under the Master Facility have previously received opinions as to Guaranty Agreements, this opinion not required with respect to subsequent note issuances.

Exhibit D

The Company is not an “investment company” or, to the knowledge of such counsel, a Person “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit D